As filed with the Securities and Exchange Commission on July 3, 2001
                                                         Registration No. 333-o
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

    The AES Corporation              Delaware                   54-1163725
        AES Trust IV                 Delaware                   54-1872293
        AES Trust V                  Delaware                   54-1872355
        AES Trust VI                 Delaware                     pending
       AES Trust VIII                Delaware                     pending
        AES Trust IX                 Delaware                     pending
(Exact name of Registrant  (State or other jurisdiction      (I.R.S. employer
    as specified in its         of incorporation or           identification
          charter)                 organization)                  number)

                             1001 North 19th Street
                           Arlington, Virginia 22209
                                 (703) 522-1315
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 Barry J. Sharp
                             1001 North 19th Street
                           Arlington, Virginia 22209
                                 (703) 522-1315

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:
                           Richard D. Truesdell, Jr.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                            -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                            -----------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                        Title of Each Class of                             Proposed Maximum Aggregate     Amount of Registration
                      Securities to be Registered                           Offering Price (1)(2)(3)                Fee
--------------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities, Senior Subordinated Debt Securities and Junior
  Subordinated Debt Securities (collectively, "Debt Securities") of The
  AES Corporation..........................................................
Preferred Stock of The AES Corporation ("Preferred Stock").................
Depositary Shares related to Preferred Stock...............................
Common Stock of The AES Corporation ("Common Stock").......................
Junior Subordinated Debt Securities of The AES Corporation for issuance directly or to AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII
  and AES Trust IX ("Junior Subordinated Debt Trust Securities")...........      $ 5,000,000,000               $ 1,250,000
Preferred Securities of AES Trust IV, AES Trust V, AES Trust VI, AES Trust
  VIII and AES Trust IX, severally ("Preferred Securities")................
Guarantees of Preferred Securities of AES Trust IV, AES Trust V, AES Trust
  VI, AES Trust VIII and AES Trust IX by the AES Corporation(4)............
Stock Purchase Contracts to purchase Common Stock ("Stock Purchase
  Contracts")..............................................................
Stock Purchase Units, each representing ownership of a Stock Purchase
  Contract and Debt Securities or debt obligations of third parties
  ("Stock Purchase Units").................................................
Debt Securities Warrants, Preferred Stock Warrants and Common Stock
  Warrants.................................................................
--------------------------------------------------------------------------------------------------------------------------------

---------
(1) Such indeterminate number or amount of Debt Securities, Junior Subordinated Debt Trust Securities, Preferred Stock, Depositary Shares related to Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units and Warrants of The AES Corporation and Preferred Securities of AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Trust Securities may be issued and sold to AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX, in which event such Junior Subordinated Debt Trust Securities may later be distributed to the holders of Preferred Securities upon a dissolution of AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and dividends, if any. Calculated using the maximum aggregate offering price of such indeterminate amount of Debt Securities that may be offered from time to time at an offering price below their face value.

(3) The AES Corporation is also registering under this Registration Statement all other obligations that it may have with respect to Preferred Securities issued by AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII or AES Trust IX. No separate consideration will be received for any Guarantee or any other such obligations.

(4) Includes the rights of holders of the Preferred Securities of an AES Trust under the Trust Preferred Securities Guarantee and back-up undertakings, consisting of obligations by The AES Corporation to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debts of, as applicable, AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII, AES Trust IX and such other obligations of The AES Corporation set forth in the Amended and Restated Declaration of Trust, the Junior Subordinated Debt Trust Securities Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Guarantees or any back-up undertakings.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

===============================================================================


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


                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

     (1) Debt Securities (consisting of Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities), Preferred Stock, Depositary Shares related to Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units and Warrants of The AES Corporation; and

     (2) Preferred Securities of AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII or AES Trust IX severally, Junior Subordinated Debt Trust Securities of The AES Corporation and Guarantees by The AES Corporation of Preferred Securities issued by AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII or AES Trust IX.

     Each offering of securities made under this Registration Statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.


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


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION DATED JULY 3, 2001

PROSPECTUS


                                 $5,000,000,000

[LOGO]

                              The AES Corporation

                                Debt Securities
                                Preferred Stock
                               Depositary Shares
                                  Common Stock
                            Stock Purchase Contracts
                              Stock Purchase Units
                                    Warrants

                            -----------------------

     We will offer debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units or warrants from time to time. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                            -----------------------

     Our common stock trades on the New York Stock Exchange under the symbol "AES".

                            -----------------------

     Investing in these securities involves certain risks. See "Risk Factors" beginning on page 3.

                            -----------------------

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is o, 2001.

                            -----------------------

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                           Page
                                                                           ----
About This Prospectus........................................................2
Risk Factors.................................................................3
Where You Can Find More Information.........................................10
Incorporation of Documents by Reference.....................................10
Special Note on Forward-Looking Statements..................................10
Use of Proceeds.............................................................11
Ratio of Earnings to Fixed Charges..........................................11
The Company.................................................................11
Description of Capital Stock................................................12
Description of Debt Securities..............................................17
Description of Stock Purchase Contracts and Stock Purchase Units............27
Description of Securities Warrants..........................................27
Plan of Distribution........................................................28
Legal Matters...............................................................29
Experts.....................................................................29


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $5,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


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


                                  RISK FACTORS

     Purchasers of the Securities should read this entire Prospectus carefully. Ownership of the Securities involves certain risks. The following factors should be considered carefully in evaluating AES and its business before purchasing the Securities offered by this Prospectus.

     Our high degree of leverage could affect our ability to fulfill our obligations under our securities. We had approximately $20,816 million of outstanding indebtedness at March 31, 2001. As a result, we might be significantly limited in our ability to meet our debt service obligations, to finance the acquisition, development or completion of additional projects, to compete effectively or to operate successfully under adverse economic conditions. As of March 31, 2001, we had a consolidated ratio of total debt to total book capitalization (including current debt) of approximately 71%.

     Holders of our Debt Securities will be subordinated to many of our other creditors. The Senior Subordinated Debt Securities will be subordinated to all Senior Debt. The Junior Subordinated Debt Securities will be subordinated to all of our Senior and Senior Subordinated Debt. As of March 31, 2001, we had approximately $3,802 million in aggregate principal amount of Senior Debt (which includes $542 million of letters of credit) and $4,871 million in aggregate principal amount of Senior and Senior Subordinated Debt.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings, the holders of Senior Debt will be entitled to receive payment in full of all amounts due under all Senior Debt before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the Senior Subordinated Debt Securities; holders of Senior and Senior Subordinated Debt will be entitled to receive payment in full of all amounts due under all Senior and Senior Subordinated Debt before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment in respect of the Junior Subordinated Debt Securities.

     No payments in respect of the Senior Subordinated Debt Securities or Junior Subordinated Debt Securities may be made

     o if a default has occurred and is continuing in a payment under the Senior Debt or Senior and Senior Subordinated Debt, respectively, or

     o during certain periods when an event of default under certain Senior Debt or Senior and Senior Subordinated Debt, respectively, permits the respective lenders thereunder to accelerate the maturity thereof.

     See "Description of Debt Securities-- Subordination of Senior Subordinated Debt Securities" and "Description of Debt Securities-- Subordination of Junior Subordinated Debt Securities."

     The Debt Securities will be effectively subordinated to the indebtedness and other obligations (including trade payables) of our subsidiaries. At March 31, 2001, the indebtedness and obligations of our subsidiaries aggregated approximately $19,957 million. Our ability to pay principal of, premium, if any, and interest on the Debt Securities will be dependent upon the receipt of funds from our subsidiaries by way of dividends, fees, interest, loans or otherwise. Most of our subsidiaries with interests in power generation facilities currently are obligated, pursuant to loan agreements or indentures, to satisfy certain restricted payment covenants before they may make distributions to us. Moreover, unless otherwise provided in the prospectus supplement, the Indentures for the Debt Securities will permit our subsidiaries to maintain or add to such restrictions. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest on or principal of the Debt Securities. Any right we have to receive any assets of any of our subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar


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


proceedings (and the consequent right of the holders of the Debt Securities to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's creditors (including trade creditors and holders of debt issued by such subsidiary).

     We do a significant amount of our business outside the United States which presents significant risks. Our involvement in the development of new businesses and the acquisition of existing plants in locations outside the United States is increasing and a large portion of our current development and acquisition activities are for projects and plants outside the United States.

     The financing, development and operation of projects outside the United States entail significant political and financial uncertainties (including, without limitation, uncertainties associated with first-time privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, regulation of the electricity business, currency inconvertibility, tax law, political instability, civil unrest, and expropriation) and other credit quality, liquidity or structuring issues that have the potential to cause substantial delays in respect of or material impairment of the value of the project being developed or operated, which we may not be capable of fully insuring or hedging against. The ability to obtain financing on a commercially acceptable non-recourse basis in developing nations has become more difficult. Even when such non-recourse financing is available, lenders may require us to make higher equity investments than historically have been the case. In addition, financing in countries with less than investment grade sovereign credit ratings may also require substantial participation by multilateral financing agencies. There can be no assurance that such financing can be obtained when needed.

     The uncertainty of the legal environment in certain countries in which we are or in the future may be developing, constructing or operating could make it more difficult for us to enforce our respective rights under agreements relating to such businesses. In addition, the laws and regulations of certain countries may limit our ability to hold a majority interest in some of the businesses that we may develop or acquire. International businesses we own may, in certain cases, be expropriated by applicable governments. Although we may have legal recourse in enforcing our rights under agreements and recovering damages for breaches thereof, there can be no assurance that any such legal proceedings will be successful or resolved in a timely manner.

     Global competition is increasing and could adversely affect us. The global power production market is characterized by numerous strong and capable competitors, many of whom may have extensive and diversified developmental or operating experience (including both domestic and international experience) and financial resources similar to or greater than ours. Further, in recent years, the power production industry has been characterized by strong and increasing competition with respect to both obtaining power sales agreements and acquiring existing power generation assets. In certain markets, these factors have caused reductions in prices contained in new power sales agreements and, in many cases, have caused higher acquisition prices for existing assets through competitive bidding practices. The evolution of competitive electricity markets and the development of highly efficient gas-fired power plants have also caused, or are anticipated to cause, price pressure in certain power markets where we sell or intend to sell power. There can be no assurance that the foregoing competitive factors will not have a material adverse effect on us.

     Development uncertainties. The majority of the projects that we develop are large and complex and the completion of any such project is subject to substantial risks. Development can require us to expend significant sums for preliminary engineering, permitting, legal and other expenses in preparation for competitive bids which we may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation of satisfactory engineering, construction, fuel supply and power sales contracts with other project participants, receipt of required governmental permits and consents and timely implementation and satisfactory completion of construction. There can be no assurance that we will be able to obtain new power sales contracts, overcome local opposition, if any, obtain the necessary site agreements, fuel supply and ash disposal agreements, construction contracts, steam sales contracts, licenses and certifications, environmental and other permits and financing commitments necessary for the successful development of our projects. There can be no


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


assurance that development efforts on any particular project, or our efforts generally, will be successful. If these development efforts are not successful, we may abandon a project under development. At the time of abandonment, we would expense all capitalized development costs incurred in connection therewith and could incur additional losses associated with any related contingent liabilities. Our future growth is dependent, in part, upon the demand for significant amounts of additional electrical generating capacity and our ability to obtain contracts to supply portions of this capacity. Any material unremedied delay in, or unsatisfactory completion of, construction of our projects could, under certain circumstances, have an adverse effect on our ability to meet our obligations, including the payment of principal of, premium, if any, and interest on Debt Securities. We may also be faced with certain development uncertainties arising out of doing business outside of the United States. See "--We do a significant amount of our business outside the United States which presents significant risks."

     Our acquisitions may not perform as expected. We have achieved a majority of our growth through acquisitions and expect that we will continue to grow, in part, through acquisitions. Although each of the acquired businesses had a significant operating history at the time we acquired them, we have a limited history of owning and operating many of these businesses. In addition, most of these businesses were government owned and some were operated as part of a larger integrated utility prior to their acquisition. There can be no assurances that we will be successful in transitioning these to private ownership, that such businesses will perform as expected or that the returns from such businesses will support the indebtedness incurred to acquire them or the capital expenditures needed to develop them.

     We may not be able to raise sufficient capital to fund acquisitions and greenfield projects or refinance existing debt. Each of our projects under development and those independent power facilities we have committed to acquire or may seek to acquire may require substantial capital investment. Continued access to capital with acceptable terms is necessary to assure the success of future projects and acquisitions, and may be necessary to refinance certain existing debt. We have utilized project financing loans to fund the capital expenditures associated with constructing and acquiring our electric power plants and related assets to the extent possible. Project financing borrowings have been substantially non-recourse to our other subsidiaries and affiliates and to us as the parent company and are generally secured by the capital stock, physical assets, contracts and cash flow of the related project subsidiary or affiliate. We intend to continue to seek, where possible, such non-recourse project financing. However, depending on market conditions and the unique characteristics of individual projects, such financing may not be available or our traditional providers of project financing, particularly multinational commercial banks, may seek higher borrowing spreads and increased equity contributions.

     Furthermore, because of the reluctance of commercial lending institutions to provide non-recourse project financing (including financial guarantees) in certain less developed economies, we have sought and will continue to seek, in such locations, direct or indirect (through credit support or guarantees) project financing from a limited number of multilateral or bilateral international financial institutions or agencies. As a precondition to making such project financing available, these institutions may also require governmental guarantees of certain project and sovereign related risks. Depending on the policies of specific governments, such guarantees may not be offered and as a result, we may determine that sufficient financing will ultimately not be available to fund the related project. In addition, we are frequently required to provide more sponsor equity for projects that sell their electricity into the merchant market than for projects that sell their electricity under long term contracts.

     In addition to the project financing loans, if available, we provide a portion, or in certain instances all, of the remaining long-term financing required to fund development, construction, or acquisition. These investments have generally taken the form of equity investments or loans, which are subordinated to the project financing loans. The funds for these investments have been provided by cash flows from operations and by the proceeds from borrowings under our short-term credit facilities and issuances of senior notes, senior subordinated notes, convertible debentures, convertible trust preferred securities and common stock.

     Our ability to arrange for financing on either a fully recourse or a substantially non-recourse basis and the costs of such capital are dependent on numerous factors, including general economic and


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


capital market conditions, the availability of bank credit, rating agency ratings, investor confidence, the continued success of current projects and provisions of tax and securities laws which are conducive to raising capital in this manner. Should future access to capital not be available, we may decide not to build new plants or acquire existing facilities. While a decision not to build new plants or acquire existing facilities would not affect the results of operations of our currently operating facilities or facilities under construction, such a decision would affect our future growth.

     The performance of our generation business is dependent to a large degree on certain of our larger projects and their customers. The nature of most of our generation plants (based on revenues) is such that each facility generally relies on one power sales contract with a single customer for the majority, if not all, of its revenues over the life of the power sales contract. The prolonged failure of any significant customer to fulfill its contractual obligations could have a substantial negative impact on these revenues. We have sought to reduce this risk in part by entering into power sales contracts with utilities or other customers of strong credit quality and by locating its plants in different geographic areas in order to mitigate the effects of regional economic downturns.

     Our revenues are becoming less predictable. Our business primarily consists of businesses with long-term contracts or retail concessions. However, an increasing proportion of our current and expected future revenues are derived from businesses without significant long-term revenue contracts. Our increasing reliance on non- contract businesses could cause our results of operations to become more volatile.

     Our distribution businesses are subject to significant regulatory scrutiny. Our distribution businesses face increased regulatory and political scrutiny in the normal conduct of their operations. This scrutiny may adversely impact our results of operations, to the extent that such scrutiny or pressure prevents us from reducing losses as quickly as we planned or denies us a rate increase called for by our concession agreements. In general, these businesses have lower margins and are more dependent on regulation to ensure expected annual rate increases for inflation and increased power costs, among other things. There can be no assurance that these rate reviews will be granted, or occur in a timely manner.

     We are subject to significant government regulation. Our generation business in the United States is subject to the provisions of various laws and regulations, including the Public Utility Regulatory Policies Act of 1978, as amended, commonly referred to as PURPA, and the Public Utility Holding Company Act, as amended, commonly referred to as PUHCA. PURPA provides to qualifying facilities, commonly referred to as QFs, certain exemptions from substantial federal and state legislation, including regulation as public utilities. PUHCA regulates public utility holding companies and their subsidiaries. It is necessary for us to obtain approval under PUHCA in order to maintain majority ownership in our domestic power plants that are QFs. Currently a material portion of our domestic revenues are received from QFs. Moreover, all of our domestic non-QF plants are Exempt Wholesale Generators, commonly referred to as EWGs. An EWG is a facility that has been authorized by the U.S. Federal Energy Regulatory Commission, commonly referred to as the FERC, to sell wholesale power at market-based rates. We enjoy exemptions under PUHCA related to our foreign utility acquisitions and holdings. We cannot ensure that we will be able to maintain appropriate PUHCA exemptions for all of our businesses. We believe that, upon the occurrence of an event that would threaten the QF status of one of our domestic plants, we would be able to react in a manner that


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would avoid the loss of QF status (such as by replacing the steam customer). In the event we were unable to avoid the loss of such status for one of our plants, to avoid public utility holding company status, we could apply to the FERC to obtain status as an EWG, or could restructure the ownership of the project subsidiary. EWGs, however, are subject to broader regulation by FERC and may be subject to state public utility commissions regulation regarding non-rate matters. In addition, any restructuring of a project subsidiary could result in, among other things, a reduced financial interest in such subsidiary, which could result in a gain or loss on the sale of the interest in such subsidiary, the removal of such subsidiary from our consolidated income tax group or our consolidated financial statements, or an increase or decrease in our results of operations.

     Pending electric utility industry restructuring proposals could have an adverse effect on us. Several states have passed legislation that allows electricity customers to choose their electricity supplier in a competitive electricity market (so-called "retail access" or "customer choice" laws), and all but two of the remaining states are considering such legislation. In addition to state restructuring legislation, some members of Congress have proposed new Federal legislation to encourage customer choice and recovery of stranded assets. Several bills have been submitted to Congress on electricity restructuring. In anticipation of restructuring legislation, many U.S. utilities are seeking ways to lower their costs in order to become more competitive. These include the costs that utilities are required to pay under QF contracts. Many utilities are therefore seeking ways to lower these contract prices by renegotiating the contracts, or in some cases by litigation.

     The FERC and many state utility commissions are currently studying a number of proposals to restructure the electric utility industry in the United States. Such restructuring would permit utility customers to choose their utility supplier in a competitive electric energy market. The FERC issued a final rule in April 1996 which requires utilities to offer wholesale customers and suppliers open access on utility transmission lines, on a comparable basis to the utilities' own use of the lines. The final rule is subject to rehearing and may become the subject of court litigation. Many utilities have already filed "open access" tariffs. The utilities contend that they should recover from departing customers their fixed costs that will be "stranded" by the ability of their wholesale customers (and perhaps eventually, their retail customers) to choose new electric power suppliers. The FERC final rule endorses the recovery of legitimate and verifiable "stranded costs." These may include the costs utilities are required to pay under many QF contracts which the utilities view as excessive when compared with current market prices. Many utilities are therefore seeking ways to lower these contract prices or rescind the contracts altogether, out of concern that their shareholders will be required to bear all or part of such "stranded" costs. Some utilities have engaged in litigation against QFs to achieve these ends.

     In addition, future United States electric rates may be deregulated in a restructured United States electric utility industry and increased competition may result in lower rates and less profit margin for United States electricity sellers. Falling electricity prices, the introduction of commodity markets for electricity and uncertainty as to the future structure of the industry has rendered the long-term power purchase contracts obsolete. As a result, in the generation business we are increasingly dependent upon prices for electricity determined in electricity spot markets. Such prices can be very volatile and the effect on us of this volatility cannot be predicted.

     The United States Congress is considering proposed legislation which would repeal PURPA entirely, or at least repeal the obligation of utilities to purchase from QFs. There is strong support for grandfathering existing QF contracts if such legislation is passed, and also support for requiring utilities to conduct competitive bidding for new electric generation if the PURPA purchase obligation is eliminated. Various bills have also proposed repeal of PUHCA. Repeal of PUHCA would allow power generators and vertically integrated utilities to acquire retail utilities in the United States that are geographically widespread, as opposed to the current limitations of PUHCA which require that retail electric systems be capable of physical interconnection. In addition, registered holding companies would be free to acquire non-utility businesses, which they may not do now, with certain limited exceptions. In the event that PUHCA is repealed, competition would likely increase. Repeal of PURPA and/or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition, and deregulate most electric rates. The effect of any such


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


repeal cannot be predicted, although any such repeal could have a material adverse effect on us.

     From time to time we are subject to material litigation and regulatory proceedings. From time to time, we and our affiliates are parties to litigation and regulatory proceedings. Investors should review the descriptions of such matters contained in our Annual, Quarterly and Current Reports filed with the Securities and Exchange Commission and incorporated by reference herein. There can be no assurances that the outcome of such matters will not have a material adverse effect on our consolidated financial position.

     Litigation and investigations relating to our activities in California may adversely affect our business. A number of federal and state initiatives addressing the issues of the California electric power industry are ongoing and may result in restructuring of various markets in California and elsewhere. Allegations have also been made that the wholesale price increase resulted from the exercise of market power, collusion of the power generators and sellers, including AES. These allegations have resulted in multiple state and federal investigations as well as the filing of class action lawsuits, in certain of which AES is a named defendant. In May 2001, the Department of Justice commenced an antitrust investigation relating to an agreement between one of our subsidiaries, AES Southland, and a subsidiary of The Williams Companies alleging that the agreement limits the expansion of electric generating capacity at or near the AES Southland plants that are subject to a long-term tolling agreement between Williams and AES. In connection with that investigation, the Department of Justice issued a Civil Investigative Demand to AES Southland requesting answers to certain interrogatories and the production of documents. We are cooperating with the investigation. In addition, the Attorney General of California has announced the formation of a grand jury to begin in July 2001. Most of these initiatives, investigations and proceedings are in their preliminary stages and their likely outcome cannot be predicted. There can be no assurance that these initiatives, investigations and proceedings will not have a material adverse effect on our results of operations or financial condition.

     Our business is subject to stringent environmental regulations. Our activities are subject to stringent environmental regulation by federal, state, local and foreign governmental authorities. These regulations generally involve effluents into the water, emissions into the air, the use of water, wetlands preservation, waste disposal, endangered species, and noise regulation, among others. Congress and other foreign governmental authorities also may consider proposals to restrict or tax certain emissions. These proposals, if adopted, could impose additional costs on the operation of our power plants. There can be no assurance that we would be able to recover all or any increased costs from our customers or that our business, financial condition or results of operations would not be materially and adversely affected by future changes in domestic or foreign environmental laws and regulations. We have made and will continue to make capital and other expenditures to comply with environmental laws and regulations. There can be no assurance that such expenditures will not have a material adverse effect on our financial condition or results of operations.

     Our directors and officers have significant ownership interests in us and can exert significant influence or control over matters requiring stockholder approval. As of February 2, 2001 our two founders, Roger W. Sant and Dennis W. Bakke, and their immediate families together owned beneficially approximately 14.8% of our outstanding Common Stock. As a result of their ownership interests, Messrs. Sant and Bakke may be able to significantly influence or exert control over our affairs, including the election of our directors. As of February 2, 2001, all of our officers and directors and their immediate families together owned beneficially approximately 19.7% of our outstanding Common Stock. To the extent that they decide to vote together, these stockholders would be able to significantly influence or control the election of our directors, our management and policies and any action requiring stockholder approval, including significant corporate transactions.

     Our adherence to our "shared principles" could have an adverse impact on our results of operations. A core part of our corporate culture is a commitment to "shared principles": to act with integrity, to be fair, to have fun and to be socially responsible. We seek to adhere to these principles not as a means to achieve economic success, but because adherence is a worthwhile goal in and of itself. However, if we perceive a conflict between these principles and profits, we will try to adhere to our principles -- even though doing so might result in diminished or foregone opportunities or financial benefits.

     Shares eligible for future sale. From time to time, our subsidiaries incur indebtedness that is secured by a pledge of shares of our common stock held by that subsidiary. The sale of a substantial number of such shares in the public market upon any foreclosure or otherwise could have an adverse effect on the market price of our common stock.

     Risk of fraudulent transfer. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be applied by a court on behalf of any unpaid creditor or a representative of our creditors in a lawsuit to subordinate or avoid Debt Securities in favor of our other existing or future creditors. Under applicable provisions of the U.S. Bankruptcy code or comparable provisions of state fraudulent transfer or conveyance laws, if we at the time of issuance of Debt Securities,

     o incurred such indebtedness with intent to hinder, delay or defraud any of our present or future creditors or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or

     o received less than reasonably equivalent value or fair consideration for issuing Debt Securities and we:

          o    were insolvent,

          o were rendered insolvent by reason of the issuance of the Debt Securities,

          o were engaged or about to engage in business or a transaction for which our remaining assets constitute unreasonably small capital to carry on our business, or

          o intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature,

     then, in each case, a court of competent jurisdiction could void, in whole or in part, the Debt Securities.

     Among other things, a legal challenge of the Debt Securities on fraudulent conveyance grounds may focus on the benefits, if any, realized by us as a result of our issuance of the Debt Securities.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, we would be considered insolvent if the sum of our debts, including contingent liabilities, were greater than all of our assets at fair valuation or if the present fair market value of our assets were less than the amount that would be required to pay the probable liability on our existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the holders of the Debt Securities.

     Management believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the Debt Securities are being incurred without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that we, after the issuance of the Debt Securities, will be solvent, will have sufficient capital for carrying on our business and will be able to pay our debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.

     There is no prior public market for many of the securities that may be offered pursuant to this prospectus -- as a result there could be significant price volatility for such securities. Prior to the offering, there has been no public market for many of the securities that may be offered pursuant to this prospectus. There can be no assurance that an active trading market for any of such securities will develop or be sustained. If such a market were to develop, such securities could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, our operating results and the markets for similar securities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission You may read and copy any document that we file at the public reference rooms of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the public reference rooms by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site at http://www.sec.gov, from where you can access our filings.

     This prospectus constitutes part of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"). It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information on AES and the securities offered hereby. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Securities and Exchange Commission is not necessarily complete, and in each instance reference is made to the copy of the document filed.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. In particular, our annual filing on Form 10-K will supersede all previously filed annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     (a)  Annual Report on Form 10-K for the year ended December 31, 2000;

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (c) Current Reports on Form 8-K filed on June 19, 2001, June 8, 2001, June 5, 2001 (two reports, one of which includes the audited financial statements of The AES Corporation as of December 31, 2000 and 1999, and for each of the three years in the period ending December 31, 2000), April 27, 2001, April 10, 2001, March 16, 2001,
          February 21, 2001, February 8, 2001, February 2, 2001, and January 30, 2001.

     You may request a copy of these filings at no cost, by writing or telephoning the office of William R. Luraschi, Vice President and Secretary, The AES Corporation, 1001 North 19th Street, Arlington, Virginia, telephone number (703) 522-1315.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions related to AES, including those set forth under "Risk Factors" in this prospectus and those set forth under the caption "Cautionary Statements and Risk Factors" in our annual report on Form 10-K, which is incorporated by reference in this prospectus.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                USE OF PROCEEDS

     Unless otherwise indicated in a prospectus supplement, proceeds from the sale of the securities will be used by us for general corporate purposes and may be temporarily invested in short-term securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges is as follows:

                                                                                                Three Months
                                                                                                    Ended
                                                              Year Ended December 31,             March 31,
                                                        ------------------------------------    ------------
                                                        1996    1997    1998    1999    2000        2001
                                                        ----    ----    ----    ----    ----        ----
Ratio of earnings to fixed charges.............         2.15    1.63    1.78    1.61    1.81        1.36

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and minority interest, plus depreciation of previously capitalized interest, plus fixed charges, less capitalized interest, less excess of earnings over dividends of less-than-fifty-percent-owned companies, less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, less preference security dividend requirements of a consolidated subsidiary. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and capitalized expenses, preference security dividend requirements of a consolidated subsidiary, and that portion of rental expense which we believe to be representative of an interest factor.

     During the period from January 1, 1996 until March 31, 2001, no shares of preferred stock were issued or outstanding, and during that period we did not pay any preferred stock dividends.

                                  THE COMPANY

     We are a global power company committed to serving the world's needs for electricity and other services in a socially responsible way. Our electricity "generation" business consists of sales to wholesale customers (generally electric utilities, regional electric companies or wholesale commodity markets known as "power pools") for further resale to end- users. We also sell electricity directly to end-users such as commercial, industrial, governmental and residential customers through our "distribution" business.

     Sales within our generation business are made under long-term contracts from power plants owned by our subsidiaries and affiliates, as well as directly into power pools. We own new plants constructed for such purposes ("greenfield" plants) as well as older power plants acquired through competitively bid privatization initiatives or negotiated acquisitions.

     Electricity sales by our distribution businesses, including affiliates, are generally made pursuant to the provisions of long-term electricity sale concessions granted by the appropriate governmental authorities. In certain cases, these distribution companies are "integrated", in that they also own electric power plants for the purpose of generating a portion of the electricity they sell.

                          DESCRIPTION OF CAPITAL STOCK

     Under our certificate of incorporation (the "Certificate of Incorporation"), we are authorized to issue 1,200,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, no par value.

     The following summary contains a description of certain general terms of the common stock and the preferred stock to which any prospectus supplement may relate. Certain terms of any series of preferred stock offered by a prospectus supplement will be described in the prospectus supplement relating thereto. If indicated in the prospectus supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the common stock and the preferred stock is subject to and qualified by reference to the provisions of our certificate of incorporation, and, in the case of the preferred stock, to the certificate of designation (the "Certificate of Designation") relating to each particular series of preferred stock which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

     As of May 1, 2001 there were 532,074,637 shares of common stock outstanding.

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available to pay dividends. If we liquidate our business, the holders of common stock are entitled to share ratably in all assets after we pay our liabilities and the liquidation preference of any outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock in respect of which this prospectus is being delivered will be fully paid and non-assessable.

     The transfer agent for our common stock is EquiServe.

Price Range of AES Common Stock and Common
Stock Dividends

     Our common stock began trading on the New York Stock Exchange on October 16, 1996 under the symbol "AES." The following table sets forth for the periods indicated the intra-day high and low sale prices for the common stock as reported on the Composite Tape. In April 2000, we announced a two-for-one stock split, in the form of a stock dividend, for holders of record on May 1, 2000 of our common stock, par value $.01 per share, which was paid on June 1, 2000. The prices set forth below reflect adjustment for such stock split.

                                                              High      Low
                                                              ----      ---
1999
   First Quarter........................................... $ 49.25  $ 32.81
   Second Quarter..........................................   59.75    36.75
   Third Quarter...........................................   66.69    53.06
   Fourth Quarter..........................................   76.38    50.44
2000
   First Quarter........................................... $ 89.44  $ 68.50
   Second Quarter..........................................   92.50    40.15
   Third Quarter...........................................   70.25    45.13
   Fourth Quarter..........................................   72.81    45.00

2001
   First Quarter...........................................$  60.15  $ 41.30
   Second Quarter (through June 29, 2001)..................   52.25    40.08

     No cash dividends have been paid on common stock since December 22, 1993 in order to provide capital for our equity investments in projects.

     Our ability to declare and pay dividends is dependent, among other things, on

     o the ability of our project subsidiaries to declare and pay dividends and otherwise distribute cash to us;

     o    our ability to service our parent company debt and

     o our ability to meet certain criteria for paying dividends under our corporate credit facility and under existing indentures of our debt securities.

     The ability of our subsidiaries to declare and pay dividends and otherwise distribute cash to us is subject to certain limitations in the project loans and other documents entered into by our project subsidiaries. These limitations permit the payment of dividends out of current cash flow for quarterly, semi-annual or annual periods only at the end of these periods and only after payment of principal and interest on project loans due at the end of these periods.

     Cash dividend payments on common stock are limited to a certain percentage of cash flow under our corporate credit agreement. The indentures relating to our existing senior subordinated notes preclude the payment of cash dividends if:

     o at the time of a payment of cash dividends or after giving effect thereto an event of default occurred;

     o an event that would become an event of default occurred and is continuing;

     o    certain fixed charge coverage ratios are not met or

     o if the payment of dividends, together with other restricted payments, would exceed certain limits.

Preferred Stock

     As of May 1, 2001, there were no shares of Preferred Stock outstanding.

     Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series or the designation of such class or series, without any further action by the stockholders. Preferred stock, if issued, will not be entitled to any preemptive or similar rights. The prospectus supplement will describe the terms of any preferred stock being offered, including:

     o the specific designation, number of shares, seniority and purchase price;

     o    any liquidation preference per share;

     o    any date of maturity;

     o    any redemption, repayment or sinking fund provisions;

     o any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

     o    any voting rights;

     o if other than the currency of the United States, the currency or currencies including composite currencies in which such preferred stock is denominated and/or in which payments will or may be payable;

     o the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

     o whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

     o the place or places where dividends and other payments on the preferred stock will be payable; and

     o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     All shares of preferred stock offered hereby, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable. Any shares of preferred stock that are issued would have priority over the common stock with respect to dividend or liquidation rights or both.

     The transfer agent for each series of preferred stock will be described in the applicable prospectus supplement.

Description of Certain Provisions of Our
Certificate of Incorporation and By-Laws

     Our Certificate of Incorporation and By-Laws contain several provisions that may make the acquisition of control of the AES through a tender offer, open market purchases, a proxy fight or otherwise more difficult. Below is a description of certain of these provisions in the Certificate of Incorporation and By-Laws.

     Special Meetings of Stockholders. Our By-Laws provide that, unless otherwise prescribed by law, special meetings of stockholders may be called by a resolution adopted by a majority of the entire board of directors, by the chairman of the board of directors or by the president. Only business as specified in the notice of stockholders of the special meeting shall be considered.

     Stockholder Nomination of Directors. Our By-Laws contain a procedure for stockholder nomination of directors. The By-Laws provide that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders meeting only if written notice is given to our secretary of the intent to make a nomination. The notice must be given, with respect to an annual meeting, not later than 90 days in advance of the annual meeting. With respect to a special meeting, the notice must be given not later than the close of business on the seventh day following the earlier of

     o the date on which notice of such special meeting is first given to stockholders and

     o    the date on which a public announcement
          of such meeting is first made.

     Each notice must include:

     o the name and address of each stockholder who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated;

     o a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the stockholder;

     o other information regarding each nominee proposed as would have been included in a proxy statement filed pursuant to Rule 14a-8 under the Exchange Act and

     o    the consent of each nominee to serve if
          elected.

     The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.

     The procedure for stockholder nomination of directors described above may have the effect of precluding a nomination for election of directors at a particular meeting if the required procedure is not followed.

     Elimination of Liability; Indemnification. Except as described below, the Certificate of Incorporation eliminates the liability of members of our board of directors to us or our stockholders for monetary damages resulting from breaches of their fiduciary duties as directors. Directors remain liable for breaches of their duty of loyalty to us or our stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. The Certificate of Incorporation also does not release directors of liability under Section 174 of the Delaware General Corporation Law (the "GCL"), which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions if the unlawful conduct is willful or results from negligence.

     Under our By-Laws, and in accordance with Section 145 of the GCL, we shall indemnify to the fullest extent permitted by the GCL any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. These include civil, criminal, administrative or investigative proceedings by reason of the fact that the person is or was a director or officer of or employed by us, or is or was serving in that capacity or as an agent at the request of us for another entity. Our indemnification covers expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. We will indemnify persons in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in the performance of his or her duty. Derivative actions are actions by us or in the right of us to procure a judgment in our favor. Agents of ours may be similarly indemnified at the discretion of the board of directors.

     Under Section 145 of the GCL, a similar duty of care is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of a derivative action and then, where the person is adjudged to be liable to us, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which the action was brought determines that the person is fairly and reasonably entitled to the indemnity and only for those expenses as the court deems proper.

     Pursuant to our By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by us. However, these advances will only be made if the indemnified person undertakes to repay all advanced amounts if it is determined that the person is not entitled to indemnification.

     In addition, under our By-Laws, we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or of another corporation against any liability arising out of the person's status as director, officer, employee or agent of us whether or not we would have the power to indemnify such person against such liability under the provisions of our By-Laws. We maintain directors' and officers' insurance.

Depositary Shares

     General. We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the application prospectus supplement) of a share of a particular series of preferred stock.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to the registration statement. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the Securities and Exchange Commission in connection with the offering of the specific depositary shares.

     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

     Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by those holders.

     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

     Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable redemption fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

     Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

     Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

     Miscellaneous. The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

     Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities may consist of Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities. The Senior Debt Securities will be issued under an indenture (the "Senior Debt Indenture") between AES, as issuer, and either Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as trustee. The Senior Subordinated Debt Securities will be issued under an indenture (the "Senior Subordinated Debt Indenture") between AES, as issuer, and either Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as trustee. The Junior Subordinated Debt Securities will be issued under an indenture (the "Junior Subordinated Debt Indenture") between AES, as issuer, and either Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as trustee. The Senior Debt Indenture, the Senior Subordinated Debt Indenture and the Junior Subordinated Debt Indenture are collectively referred to herein as the "Indentures."

     The Indentures have been incorporated by reference or included herein as exhibits to the registration statement of which this Prospectus is a part and are also available for inspection at the office of the trustee. The Indentures are subject to and governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act"). Section references contained herein are applicable to each of the Indentures. The following summaries of the Indentures are not complete. Where reference is made to particular provisions of the Indentures, these provisions, including definitions of certain terms, are incorporated by reference. The Indentures are substantially identical except for provisions relating to subordination.

General

     None of the Indentures limits the amount of debt securities which may be issued thereunder. Each Indenture provides that debt securities issuable thereunder may be issued up to the aggregate principal amount which may be authorized by us from time to time. The prospectus supplement will describe the terms of any debt securities being offered (the "Offered Debt Securities") including:

     o the designation, aggregate principal amount and authorized denominations of the Offered Debt Securities;

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

     o    the date or dates on which the Offered Debt Securities mature;

     o the rate or rates per annum at which the Offered Debt Securities will bear interest and the method of calculating interest rates, if any;

     o the dates on which any interest will be payable and the record dates for any interest payments;

     o any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability provisions;

     o the place where the principal of and interest on the Offered Debt Securities will be payable;

     o if other than denominations of $1,000 or multiples thereof, the denominations in which the Offered Debt Securities will be issuable;

     o whether the Offered Debt Securities will be issued in the form of Global Securities (as defined below) or certificates;

     o additional provisions, if any, relating to the defeasance of the Offered Debt Securities;

     o the currency or currencies, if other than the currency of the United States, in which payment of the principal of and interest on the Offered Debt Securities will be payable;

     o whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Securities") or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of Bearer Securities;

     o any applicable United States federal income tax consequences, including whether and under what circumstances we will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. Person (as defined in each prospectus supplement relating to any particular series of debt securities offered thereby) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem these Offered Debt Securities rather than pay the additional amounts;

     o    the dates on which premium, if any, will be payable;

     o our right, if any, to defer payment of interest and the maximum length of any deferral period;

     o    any listing on a securities exchange;

     o    the initial public offering price and

     o other specific terms, including any additional events of default or covenants provided for with respect to the Offered Debt Securities.

     As described in each prospectus supplement relating to any particular series of debt securities offered thereby, the indenture may contain covenants limiting:

     o    the incurrence of debt by us;

     o    the incurrence of debt by subsidiaries of us;

     o    the making of certain payments by us and our subsidiaries;

     o    subsidiary mergers;

     o    business activities of us and our subsidiaries;

     o    the issuance of preferred stock of subsidiaries;

     o    asset dispositions;

     o    transactions with affiliates;

     o    liens and

     o    mergers and consolidations involving AES.

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

Book-Entry Systems

     If so specified in any prospectus supplement relating to debt securities, debt securities of any series may be issued under a book-entry system in the form of one or more global securities (each, a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

     The Depositary has advised us that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     When a Global Security is issued in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by each Global Security to the participants' accounts. The accounts to be credited will be designated by the underwriters, dealers, or agents, if any. If debt securities are offered and sold directly by us, we will designate the accounts to be credited. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, the participants' records. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary or its nominee is the owner of record of a Global Security, we consider the Depositary or its nominee the sole owner or holder of the debt securities represented by the Global Security for all purposes under the Indenture under which the debt securities are issued. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the debt security represented by the Global Security registered in their names, and will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture under which these debt securities are issued. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

     Payments of principal, premium, if any, and interest on debt securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or nominee, as the registered owner. None of AES, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

     We have been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal, premium, if any, or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. We expect that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     A Global Security may not be transferred except as a whole:

     o    by the Depositary to a nominee or successor of the Depositary or

     o    by a nominee of the Depositary to another nominee of the Depositary.

     A Global Security representing all but not part of an offering of debt securities hereby is exchangeable for debt securities in definitive form of like tenor and terms if:

     o The Depositary notifies us that it is unwilling or unable to continue as depositary for the Global Security or if at any time the Depositary is no longer eligible to be in good standing as a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice or become aware of the ineligibility or

     o We in our sole discretion at any time determine not to have all of the debt securities represented in an offering of Offered Debt Securities by a Global Security and notify the trustee thereof.

     A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for debt securities registered in the names and in the authorized denominations as the Depositary for the Global Security shall direct. The debt securities of a series may also be issued in the form of one or more bearer global debt securities (a "Bearer Global Security") that will be deposited with a common depositary for Euroclear and Clearstream, or with a nominee for that depositary identified in the prospectus supplement relating to the series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a Bearer Global Security will be described in the prospectus supplement.

Senior Debt Securities

     The payment of principal, premium, if any, and interest on the Senior Debt Securities will, to the extent and in the manner set forth in the Senior Debt Indenture, rank equally with all unsecured and unsubordinated debt.

Subordination of Senior Subordinated Debt
Securities

     The payment of principal, premium, if any, and interest on the Senior Subordinated Debt Securities will, to the extent and in the manner set forth in the Senior Subordinated Debt Indenture, be subordinated in right of payment to the prior payment in full, in cash equivalents, of all Senior Debt.

     Upon any payment or distribution of assets to our creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings, the holders of all Senior Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal, premium, if any, or interest on the Senior Subordinated Debt Securities.

     No payments of principal, premium, if any, or interest in respect of the Senior Subordinated Debt Securities may be made by us if a default in any payment with respect to Senior Debt has occurred and is continuing. In addition, during the continuance of any other event of default (other than a payment default) with respect to Designated Senior Debt pursuant to which the maturity thereof may be accelerated, no payments of principal, premium, if any, or interest in respect of the Senior Subordinated Debt Securities may be made by us for a period (the "Payment Blockage Period") beginning on the date of delivery of written notice of the holders and ending 179 days thereafter (unless the Payment Blockage Period shall be terminated by written notice to the trustee from the holders of Designated Senior Debt or from an agent of these holders, or the event of default has been cured or waived or has ceased to exist). Only one Payment Blockage Period may be commenced with respect to the Senior Subordinated Debt Securities during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the beginning of any Payment Blockage Period shall be the basis for the beginning of any subsequent Payment Blockage Period by the holders of Designated Senior Debt, unless such event of default shall have been cured or waived for a period of not less than 90 days.

     Due to this subordination, in the event of insolvency, funds that would otherwise be payable to holders will be paid to the holders of Senior Debt to the extent necessary to pay the Senior Debt in full, and we may be unable to meet fully our obligations with respect to the Senior Subordinated Debt Securities.

     "Debt" is defined to mean, with respect to any person at any date of determination (without duplication):

     o    all indebtedness for borrowed money;

     o all obligations evidenced by bonds, debentures, notes or other similar instruments;

     o all obligations in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto);

     o all obligations to pay the deferred purchase price of property or services, except trade payables;

     o    all obligations as lessee under capitalized leases;

     o all Debt of others secured by a lien on any asset of the person, whether or not the Debt is assumed by that person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to that Debt is limited to that asset, the amount of that Debt shall be limited to the lesser of the fair market value of the asset or the amount of the Debt;

     o all Debt of others guaranteed by that person to the extent that Debt is guaranteed by such person;

     o all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and,

     o to the extent not otherwise included in this definition, all obligations under currency agreements and interest rate agreements.

     "Designated Senior Debt" is defined to mean:

     o Debt under the Credit Agreement dated as of March 31, 2000 (the "Credit Agreement") among The AES Corporation and certain banks named on the signature pages thereof, as such Credit Agreement has been and may be amended, restated, supplemented or otherwise modified from time to time; and

     o    Debt constituting Senior Debt which, at the time of its determination

               o    has an aggregate principal amount of at least $30 million;
                    and

               o    is specifically designated by us as "Designated Senior
                    Debt."

     "Senior Debt" is defined to mean the principal of, premium, if any, and interest on all of our Debt whether created, incurred or assumed before, on or after the date of the Senior Subordinated Debt Indenture; provided that Senior Debt shall not include:

     o our 8.875% Senior Subordinated Debentures due 2027, 8.50% Senior Subordinated Notes due 2007, 8.375% Senior Subordinated Notes Due 2007 and our 10.25% Senior Subordinated Notes due 2006 which rank equally with the Senior Subordinated Debt Securities;

     o    our Debt to any affiliate;

     o Debt of ours that, when incurred, and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse;

     o any other Debt of ours which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Senior Subordinated Debt Securities; and

     o    our redeemable stock.

Subordination of Junior Subordinated Debt
Securities

     The payment of principal, premium, if any, and interest on the Junior Subordinated Debt Securities will, to the extent and in the manner set forth in the Junior Subordinated Debt Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all our Senior and Subordinated Debt.

     Upon any payment or distribution of assets to our creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings, the holders of all Senior and Subordinated Debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal, premium, if any, or interest on the Junior Subordinated Debt Securities.

     No payments of principal, premium, if any, or interest in respect of the Junior Subordinated Debt Securities may be made by us if a default in any payment with respect to Senior and Subordinated Debt has occurred and is continuing. In addition, during the continuance of any other event of default (other than a payment default) with respect to Designated Senior and Subordinated Debt pursuant to which the maturity thereof may be accelerated, no payments on account of principal, premium, if any, or interest may be made by us during a Payment Blockage Period in respect of these Junior Subordinated Debt Securities (unless the Payment Blockage Period is terminated by written notice to the trustee from the holders of Designated Senior and Subordinated Debt or from an agent of such holders, or the event of default has been cured or waived or has ceased to exist). Only one Payment Blockage Period may be commenced with respect to the Junior Subordinated Debt Securities during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the beginning of any Payment Blockage Period with respect to the Designated Senior and Subordinated Debt initiating the Payment Blockage Period shall be the basis for the beginning of any subsequent Payment Blockage Period by the holders of such Designated Senior and Subordinated Debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Due to this subordination, in the event of insolvency, funds that would otherwise be payable to holders of Junior Subordinated Debt Securities will be paid to the holders of Senior and Subordinated Debt to the extent necessary to pay the Debt in full, and we may be unable to meet fully our obligations with respect to the Junior Subordinated Debt Securities.

     "Designated Senior and Subordinated Debt" is defined to mean

     o    Debt under the Credit Agreement; and

     o    Debt constituting Senior and Subordinated
          Debt which, at the time of its determination

          o    has an aggregate principal amount of at least $30 million; and

          o is specifically designated in the instrument as "Designated Senior and Subordinated Debt" by us.

     "Senior and Subordinated Debt" is defined to mean the principal, premium, if any, and interest on all of our Debt whether created, incurred or assumed before, on or after the date of the Junior Subordinated Debt Indenture; provided that Senior and Subordinated Debt shall not include

     o    our Debt to any affiliate;

     o Debt of ours that, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, was without recourse;

     o any other Debt of ours which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Junior Subordinated Debt Securities, and in particular the Junior Subordinated Debt Securities shall rank equally with all other debt securities and guarantees issued to an AES Trust or any other trust, partnership or other entity affiliated with us which is a financing vehicle of ours in connection with an issuance of preferred securities by that financing entity and

     o    our redeemable stock.

Events of Default

     An Event of Default, as defined in the Indentures and applicable to debt securities issued thereunder, will occur with respect to the debt securities of any series issued under the Indentures if:

     1. we default in paying principal or premium, if any, on any debt security when due, upon acceleration, redemption, mandatory repurchase, or otherwise;

     2. we default in paying interest on any debt security when it becomes due, and the default continues for a period of 30 days;

     3. we default in performing or breach any other covenant or agreement in the Indentures and the default or breach continues for a period of 60 consecutive days after written notice by the trustee or by the holders of 25% or more in aggregate principal amount of the debt securities of all series issued under an Indenture;

     4.   a court having jurisdiction enters a decree or order for

          o relief in respect of AES or any of our Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect;

          o appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of AES or any of our Material Subsidiaries or for all or substantially all of the property and assets of AES or any of our Material Subsidiaries or

          o the winding up or liquidation of the affairs of AES or any of our Material Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

     5.   AES or any of its Material Subsidiaries

          o commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

          o consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of AES or any of its Material Subsidiaries or for all or substantially all of the property and assets of AES or any of its Material Subsidiaries or

          o    effects any general assignment for the benefit of creditors; or

     6. any other Events of Default set forth in the applicable prospectus supplement occur.

     If an Event of Default (other than an Event of Default specified in clause
(4) or (5) with respect to AES) occurs with respect to the debt securities of any series and continues, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities may, by written notice to us, and the trustee at the request of at least 25% in principal amount of the outstanding debt securities will, declare the principal, premium, if any, and accrued interest on the outstanding debt securities to be immediately due and payable. Upon a declaration of acceleration, the principal, premium, if any, and accrued interest shall be immediately due and payable.

     If an Event of Default specified in clause (4) or (5) above occurs with respect to AES, the principal, premium, if any, and accrued interest on the debt securities shall be immediately due and payable, subject to the prior payment in full of all Senior Debt, without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding debt securities may, by written notice to us and to the trustee, waive all past defaults with respect to debt securities and rescind and annul a declaration of acceleration with respect to debt securities of that series and its consequences if:

     o all existing Events of Default applicable to debt securities of that series, other than the nonpayment of the principal, premium, if any, and interest on the debt securities that have become due solely by that declaration of acceleration, have been cured or waived and

     o the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     For information as to the waiver of defaults, see "-- Modification and Waiver."

     The holders of at least a majority in principal amount of the outstanding debt securities may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the applicable Indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of debt securities who did not join in giving that direction and the trustee may take any other action it deems proper that is not inconsistent with the direction received from holders of outstanding debt securities. A holder may not pursue any remedy with respect to the applicable Indenture or the debt securities of any series unless:

     o the holder gives the trustee written notice of a continuing Event of Default;

     o the holders of at least 25% in principal amount of outstanding debt securities make a written request to the trustee to pursue the remedy;

     o the holder or holders offer and, if requested, provide the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

     o the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and

     o with that 60-day period, the holders of at least a majority in principal amount of the outstanding debt securities do not give the trustee a direction that is inconsistent with the request.

     However, these limitations do not apply to the right of any holder of a debt security to receive payment of the principal, premium, if any, or interest on, that debt security or to bring suit for the enforcement of any payment, on or after the due date expressed in the debt securities, which right shall not be impaired or affected without the consent of the holder.

     Each of the Indentures requires that certain of our officers certify, on or before a date not more than four months after the end of each fiscal year, that to the best of those officers' knowledge, we have fulfilled all our obligations under the Indenture. We are also obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under any of the Indentures.

     "Material Subsidiary" of a Person is defined to mean, as of any date, any Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Act of 1933.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Modification and Waiver

     The Indentures may be amended or supplemented without the consent of any holder of debt securities to:

     o    cure ambiguities, defects, or inconsistencies;

     o comply with the terms in "Restriction on Mergers, Consolidations and Sales of Assets" described below;

     o comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indentures under the Trust Indenture Act of 1939;

     o evidence and provide for the acceptance of appointment with respect to the debt securities by a successor Trustee;

     o    establish the form or forms of debt securities of any series;

     o provide for uncertificated debt securities and to make all appropriate changes for such purpose; and

     o make any change that does not adversely affect the rights of any holder.

     Other modifications and amendments of the Indentures may be made with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the amendment (all such series voting together as a single class). However, no modification or amendment may, without the consent of each holder affected:

     o change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, any debt security;

     o reduce the principal amount, premium, if any, or interest on, any debt security;

     o reduce the above-stated percentage of outstanding debt securities, the consent of whose holders is necessary to modify or amend that Indenture with respect to the debt securities of any series issued under that Indenture;

     o reduce the percentage or principal amount of outstanding debt securities, the consent of whose holders is necessary for waiver of compliance with certain provisions of that Indenture or for waiver of certain defaults.

     A supplemental indenture which changes or eliminates any covenant or other provision of an Indenture which has expressly been included solely for the benefit of one or more particular series of debt securities issued under an Indenture, or which modifies the rights of holders of debt securities of that series with respect to that covenant or provision, shall be deemed not to affect the rights under the applicable Indenture of the holders of debt securities of any other series issued under the Indenture or of the coupons appertaining to those debt securities. It is not necessary for the consent of the holders under this section of an Indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it is sufficient if the consent approves the substance thereof. After an amendment, supplement, or waiver under this section of an Indenture becomes effective, we will give to the holders affected thereby a notice briefly describing the amendment, supplement, or waiver. We will mail supplemental indentures to holders upon request. Any failure of us to mail a notice, or any defect therein, will not affect the validity of any supplemental indenture or waiver.

Restriction on Mergers, Consolidations and Sales of Assets

     Pursuant to the Indentures, we may not consolidate with, merge with or into, or transfer all or substantially all of our assets to any Person unless:

     o AES shall be the continuing Person, or, if AES is not the continuing Person, the Person formed by such consolidation or into which we merged or to which properties and assets of ours are transferred is a solvent corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes in writing all the obligations of ours under the Notes,

     o    immediately after giving effect to such
          transaction no Event of Default has occurred and is continuing and

     o other conditions as may be established in connection with the issuance of the applicable Debt Securities are met.

Defeasance and Discharge

     The Indentures provide that we are deemed to have paid and will be discharged from all obligations in respect of the debt securities of any series on the 123rd day after the deposit referred to below has been made, and that the provisions of an Indenture will no longer be in effect with respect to the debt securities issued thereunder (except for, among other matters, certain obligations to register the transfer or exchange of the Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) if, among other things,

     o we have deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof, will provide money in an amount sufficient to pay the principal, premium, if any, and accrued interest on the applicable debt securities, on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be, in accordance with the terms of the Indenture and the applicable debt securities,

     o    we have delivered to the trustee

          o    either

               -- an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of our option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law or related treasury regulations after the date of the Indenture that a ruling is no longer required or

               -- a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and

          o an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

     o immediately after giving effect to that deposit on a pro forma basis, no Event of Default has occurred and is continuing on the date of the deposit or during the period ending on the 123rd day after the date of the deposit, and the deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound,

     o we are not prohibited from making payments in respect of the applicable debt securities by the subordination provisions contained in an Indenture and

     o if at that time the applicable debt securities are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities will not be delisted as a result of a deposit, defeasance and discharge.

     As more fully described in the prospectus supplement, the Indentures also provide for defeasance of certain covenants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue Stock Purchase Contracts, which represent contracts obligating holders to purchase from us a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

     The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not be complete and will be qualified by reference to the stock purchase contracts, and, if applicable, additional arrangements, relating to the stock purchase contracts or stock purchase units.

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants for the purchase of debt securities, preferred stock or common stock. Securities warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of securities warrants or beneficial owners of securities warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate presenting the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. That securities warrant agreement, together with the terms of securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific securities warrants.

     The particular terms of any issue of securities warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

     o the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which the debt securities may be purchased upon exercise;

     o the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of securities warrants to purchase shares of preferred stock and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

     o the number of shares of common stock purchasable upon the exercise of securities warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

     o the date on which the right to exercise the securities warrants will commence and the date on which the right will expire;

     o    United States Federal income tax
          consequences applicable to the securities warrants; and

     o    any other terms of the securities warrants.

     Securities warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

     Each securities warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be adjusted upon the occurrence of certain events as set forth in the prospectus supplement. After the close of business on the expiration date, unexercised securities warrants will become void. We will specify the place or places where, and the manner in which, securities warrants may be exercised in the applicable prospectus supplement.

     Prior to the exercise of any securities warrants to purchase debt securities, preferred stock or common stock, holders of the securities warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

     o in the case of securities warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

     o in the case of securities warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                              PLAN OF DISTRIBUTION

     We may sell the securities in any of three ways (or in any combination thereof):

     o    through underwriters or dealers;

     o    directly to a limited number of purchasers or to a single purchaser;
          or

     o    through agents.

     The prospectus supplement will set forth the terms of the offering of such securities, including

     o the name or names of any underwriters, dealers or agents and the respective amounts of securities underwritten or purchased by each of them,

     o the initial public offering price of the securities and the proceeds to us and any discounts, commissions or other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise described in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities if any are purchased.

     If a dealer is utilized in the sale of any offered securities, we will sell those securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

     Offered Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     The legality of the Securities offered hereby will be passed upon for us by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The financial statements of AES and our consolidated subsidiaries, except C.A. La Electricidad de Caracas and Corporation EDC, C.A. and their subsidiaries, or EDC, as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated in this registration statement by reference from our Current Report on Form 8-K filed June 5, 2001, have been audited by Deloitte & Touche LLP. The financial statements of EDC have been audited by Piernavieja, Porta, Cachefeiro y Asociados, a member firm of Arthur Andersen, for the year ended December 31, 2000, as stated in their report incorporated by reference. The financial statements of AES and our consolidated subsidiaries are incorporated herein by reference in reliance upon the respective reports of these firms based upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

===============================================================================


                                 $5,000,000,000

                              THE AES CORPORATION

                                Debt Securities
                                Preferred Stock
                               Depositary Shares
                                  Common Stock
                            Stock Purchase Contracts
                              Stock Purchase Units
                                    Warrants




                                     [LOGO]







                            -----------------------
                                   PROSPECTUS
                            -----------------------






                                                                        o, 2001

===============================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION DATED JULY 3, 2001

PROSPECTUS


                                 $5,000,000,000

[LOGO]


                              The AES Corporation
                   Junior Subordinated Debt Trust Securities
                                  AES Trust IV
                                  AES Trust V
                                  AES Trust VI
                                 AES Trust VIII
                                  AES Trust IX

                            -----------------------

     We may offer unsecured junior subordinated trust debt securities from time to time. Specific terms of these securities will be provided in supplements to this prospectus.

     AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX may offer preferred securities representing individual beneficial interests in the assets of the respective AES Trust. Specific terms of these preferred securities will be provided in supplements to this prospectus.

     You should read this prospectus and any supplement carefully before you invest.

                            -----------------------

     Our common stock trades on the New York Stock Exchange under the symbol "AES".

                            -----------------------

     Investing in these securities involves certain risks. See "Risk Factors" beginning on page 5.

                            -----------------------

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is o, 2001.

                            -----------------------

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                           Page
                                                                           ----
About This Prospectus........................................................2
Summary Information..........................................................3
Risk Factors.................................................................5
Where You Can Find More Information.........................................16
Incorporation of Documents by Reference.....................................16
Special Note on Forward-Looking Statements..................................17
Use of Proceeds.............................................................17
Ratio of Earnings to Fixed Charges..........................................17
The Company.................................................................18
The AES Trusts..............................................................18
Description of Preferred Securities.........................................23
Description of Preferred Securities Guarantees..............................24
Description of the Junior Subordinated Debt Trust Securities ...............27
Certain Covenants of AES Applicable to the Junior Subordinated Debt
  Trust Securities..........................................................29
Plan of Distribution........................................................34
Legal Matters...............................................................35
Experts.....................................................................35


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $5,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                              SUMMARY INFORMATION
                             Questions and Answers

     This summary provides a brief overview of the key aspects of the preferred securities. You should carefully read this prospectus to understand fully the terms of the preferred securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page 5 of this prospectus to determine whether an investment in the preferred securities is appropriate for you.

What are the preferred securities?

     Each preferred security represents an undivided beneficial interest in the assets of the applicable AES Trust. Each preferred security will entitle the holder to receive cash distributions as described in the applicable prospectus supplement.

Who are the AES Trusts?

     The AES Trusts are Delaware business trusts. Their principal place of business is c/o the AES Corporation, 1001 North 19th Street, Arlington, Virginia 22209, and its telephone number is (703) 522-1315. All of the common securities of the AES Trusts will be owned by the AES Corporation. The AES Trusts will use the proceeds from the sale of the preferred securities and the common securities to buy a series of junior subordinated deferrable interest debentures from AES with the same financial terms as the preferred securities.

Who is The AES Corporation?

     We are a global power company. The mailing address of our principal executive office is 1001 North 19th Street, Arlington, Virginia 22209 and our telephone number is (703) 522-1315.

When will you receive distributions on the preferred securities?

     The AES Trusts' only source of cash to make payments on the preferred securities are payments on the junior subordinated debt trust securities it purchases from AES. If you purchase the preferred securities, you are entitled to receive cumulative cash distributions at an annual rate which will be set forth in the applicable prospectus supplement. Distributions will accumulate from the date the AES Trusts issue the preferred securities and will be paid in arrears.

When will payment of your distributions be deferred?

     If AES defers interest payments on the junior subordinated debt trust securities, the AES Trusts generally will defer distributions on the preferred securities as described in the applicable prospectus supplement. During any deferral period, with certain exceptions, AES will not be permitted to:

     o pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments relating to the foregoing; or

     o make an interest, principal or premium payment on, or repurchase or redeem, any of its debt securities that rank equal with or junior to the junior subordinated debt trust securities.

When can the AES Trusts redeem the preferred securities?

     The AES Trusts must redeem all of the outstanding trust securities on a date that will be specified in the applicable prospectus supplement. Some or all of the preferred securities may be redeemed on further dates which will also be specified in the applicable prospectus supplement. Also, the preferred securities may be redeemed, in whole or in part, at any time if certain changes in tax or investment company law occur and certain other conditions are satisfied. See "Description of the Preferred Securities" on page 23.

What is AES's guarantee of the preferred securities?

     AES's guarantee of the preferred securities consists of:

     o its obligations to make payments on the junior subordinated debt trust securities;

     o    its obligations under the preferred trust securities guarantee; and

     o its obligations under the amended and restated declarations of trust of the AES Trusts, which sets forth the terms of the AES Trusts. AES has irrevocably guaranteed that if a payment on the junior subordinated debt trust securities is made to the AES Trusts but, for any reason, the AES Trusts do not make the corresponding distribution or redemption payment to the holders of the preferred securities, then AES will make the payments directly to the holders of the preferred securities. The guarantee does not cover payments when the AES Trusts do not have sufficient funds to make payments on the preferred securities. AES's obligations under the guarantee are subordinated as described on page 24.

When could the junior subordinated trust securities be distributed to you?

     AES has the right to dissolve the AES Trusts at any time. If AES terminates the AES Trusts, the AES Trusts will redeem the preferred securities by distributing the junior subordinated debt securities to holders of the preferred securities and the common securities on a ratable basis. If the junior subordinated debt trust securities are distributed, AES will use it best efforts to list the junior subordinated debt trust securities on any exchange on which the preferred securities are then listed.

Will holders of the preferred securities have any voting rights?

     Generally, the holders of the preferred securities will not have any voting rights. See "Description of the Preferred Securities."

In what form will the preferred securities be issued?

     The preferred securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your preferred securities and that your broker will maintain your position in the preferred securities.

                                  RISK FACTORS

     Purchasers of the securities should read this entire prospectus carefully. Ownership of the securities involves certain risks. The following factors and the other information in this prospectus should be considered carefully in evaluating AES and our business before purchasing the securities offered by this prospectus.

     Our high degree of leverage could affect our ability to fulfill our obligations under our securities. We had approximately $20,816 million of outstanding indebtedness at March 31, 2001. As a result, we might be significantly limited in our ability to meet our debt service obligations, to finance the acquisition, development or completion of additional projects, to compete effectively or to operate successfully under adverse economic conditions. As of March 31, 2001, we had a consolidated ratio of total debt to total book capitalization (including current debt) of approximately 71%.

     We are not required to pay you under the guarantee and the junior subordinated debt trust securities unless we first make other required payments and satisfy a specified debt service coverage ratio. Our obligations under the junior subordinated debt trust securities will rank junior to all of our senior and senior subordinated indebtedness. As of March 31, 2001, we had approximately $3,802 million in aggregate principal amount of senior debt (which includes $542 million of letters of credit) and $4,871 million in aggregate principal amount of senior and senior subordinated debt. This means that we cannot make any payments on the junior subordinated debt trust securities if we default on a payment of senior indebtedness or senior subordinated indebtedness and do not cure the default within the applicable grace period or if the senior indebtedness or senior subordinated indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, our obligations under the junior subordinated debt trust securities will be effectively subordinated to all existing and future liabilities of our subsidiaries.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings, the holders of senior and senior subordinated debt will be entitled to receive payment in full of all amounts due under all senior and senior subordinated debt before the holders of the junior subordinated debt trust securities will be entitled to receive any payment on the junior subordinated debt trust securities.

     No payments in respect of the junior
subordinated debt trust securities may be made if

     o a default has occurred and is continuing in a payment under the senior and senior subordinated debt or

     o during certain periods when an event of default under certain senior and senior subordinated debt, respectively, permits the respective lenders thereunder to accelerate the maturity thereof.

     The preferred securities will rank

     o subordinate and junior in right of payment to all our other liabilities, including the junior subordinated debt trust securities, except those made pari passu by their terms and

     o senior to all capital stock now or hereafter issued by us and to any guarantee now or hereafter entered into by us in respect of any of our capital stock.

See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees." Moreover, we have agreed, in the terms of certain of our indebtedness, not to make distributions on the junior subordinated debt trust securities if we are not satisfying a specified debt service coverage ratio.

     The junior subordinated debt trust securities will be effectively subordinated to the indebtedness and other obligations of our subsidiaries. At March 31, 2001, the indebtedness and obligations of our subsidiaries aggregated approximately $19,957 million. Our ability to pay principal of, premium, if any, and interest on the junior subordinated debt trust securities will be dependent upon the receipt of funds from our subsidiaries by way of dividends, fees, interest, loans or otherwise. There are no terms in the junior subordinated debt trust securities, the preferred securities or the preferred securities guarantee that limit our or our subsidiaries' ability to incur additional indebtedness. Most of our subsidiaries with interests in power generation facilities currently are obligated, pursuant to loan agreements or indentures, to satisfy certain restricted payment covenants before they may make distributions to us. Moreover, unless otherwise provided in the prospectus supplement, the indentures for the junior subordinated debt trust securities will permit our subsidiaries to maintain or add to such restrictions. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the junior subordinated debt trust securities or the preferred securities or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest on or principal of the junior subordinated debt trust securities or the preferred securities. Any right we have to receive any assets of any of our subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings (and the consequent right of the holders of the junior subordinated debt trust securities and preferred securities to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's creditors (including trade creditors and holders of debt issued by such subsidiary).

     We are not required to pay you under the guarantee if the applicable AES Trusts do not have cash available. The ability of the applicable AES Trust to make payments on the preferred securities is solely dependent upon us making the related payments on the junior subordinated debt trust securities when due. If we default on our obligations to make payments on the junior subordinated debt trust securities, the applicable AES Trust will not have sufficient funds to make payments on the preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts.

     Our ability to make distributions. The ability of the AES Trusts to make distributions and other payments on the preferred securities is solely dependent upon us making interest and other payments on the junior subordinated debt trust securities deposited as trust assets as and when required. If we were not to make distributions or other payments on the junior subordinated debt trust securities for any reason, including as a result of our election to defer the payment of interest on the junior subordinated debt trust securities by extending the interest period on the junior subordinated debt trust securities, the AES Trusts will not make payments on the preferred securities. In such an event, holders of the preferred securities would not be able to rely on the preferred securities guarantee since distributions and other payments on the preferred securities are subject to this guarantee only if and to the extent that we have made a payment to the Property Trustee (as defined herein) of interest or principal on the junior subordinated debt trust securities deposited in the trust as trust assets. Instead, holders of preferred securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the junior subordinated debt trust securities against us pursuant to the terms of the Indenture (as defined herein). However, if the Trust's failure to make distributions on the preferred securities is a consequence of the exercise by us of our right to extend the interest payment period for the junior subordinated debt trust securities, the Property Trustee will have no right to enforce the payment of distributions on the preferred securities until an Event of Default (as defined herein) under the Declaration (as defined herein) shall have occurred.

     The Declaration provides that we shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the AES Trusts, including any taxes and all costs and expenses with respect thereto, to which the AES Trusts may become subject, except for United States withholding taxes. No assurance can be given that we will have sufficient resources to enable us to pay these debts, obligations, costs and expenses on behalf of the AES Trusts.

     Option to extend interest payment period; tax impact of extension. So long as we are in default in the payment of interest on the junior subordinated debt trust securities, we have the right under the indenture to defer payments of interest on the junior subordinated debt trust securities by extending the interest payment period from time to time on the junior subordinated debt trust securities for an extension period not exceeding 20 consecutive quarterly interest periods, referred to as an "extension period," during which no interest shall be due and payable. In this event, quarterly distributions on the preferred securities would not be made by the applicable AES Trust during any extension period. If we exercise the right to extend an interest payment period, we may not during the extension period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that:

     o we will be permitted to pay accrued dividends upon the exchange or redemption of any series of preferred stock of AES as may be outstanding from time to time, in accordance with the terms of that stock and

     o    the foregoing will not apply to stock dividends paid by us.

     Under our certificate of incorporation, we are authorized to issue up to 50,000,000 shares of preferred stock. As of May 1, 2001, no shares of our preferred stock were outstanding. We may from time to time offer shares of our preferred stock to the public.

     Prior to the termination of any extension period, we may further extend that extension period; provided that such extension period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the above requirements. We may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debt trust securities, not to exceed 20 consecutive quarters or to cause any extension beyond the maturity of the junior subordinated debt trust securities. See any accompanying prospectus supplement relating to junior subordinated debt trust securities.

     Because we have the right to extend the interest payment period for an extension period of up to 20 consecutive quarterly interest periods on various occasions, the junior subordinated debt trust securities will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of preferred securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. Generally, all of a securityholder's taxable interest income with respect to the junior subordinated debt trust securities will be accounted for as "original issue discount" and actual distributions of stated interest will not be separately reported as taxable income. See any accompanying prospectus supplement relating to junior subordinated debt trust securities.

     Deferral of distributions would have adverse tax consequences for you and may adversely affect the trading price of the preferred securities. If distributions on the preferred securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the junior subordinated debt trust securities held by the applicable AES Trust before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sold the preferred securities before the end of any deferral period or before the record date relating to distributions which are paid. We have no current intention of deferring interest payments on the junior subordinated debt trust securities. However, if we exercise our right in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debt trust securities. If you sell the preferred securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the preferred securities. In addition, the existence of our right to defer payments of interest on the junior subordinated debt trust securities may mean that the market price for the preferred securities, which represent an undivided beneficial interest in the junior subordinated debt trust securities, may be more volatile than other securities that do not have these rights.

     You should not rely on the distributions from the preferred securities through their maturity date--they may be redeemed at any time if certain changes in tax or investment company law occur. If certain changes, which are more fully described below, in laws occur and are continuing, and certain other conditions which are more fully described below are satisfied, the preferred securities could be redeemed by the AES Trusts within 90 days of the event at a redemption price set forth in the applicable prospectus supplement plus any accrued and unpaid distributions. See "Description of the Preferred Securities".

     You should not rely on the distributions from the preferred securities through their maturity date--they may be redeemed at the option of AES. The preferred securities may be redeemed, in whole, at any time, or in part, from time to time, on or after the date specified in the applicable prospectus supplement at a redemption price set forth in the applicable prospectus supplement plus any accrued and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if we are able to refinance at a lower interest rate or it is otherwise in our interest to redeem the junior subordinated debt securities. If the junior subordinated debt trust securities are redeemed, the AES Trusts must redeem the preferred securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debt trust securities to be redeemed. See "Description of the Preferred Securities" and "Description of the Junior Subordinated Debt Trust Securities" on pages 23 and 27, respectively.

     There can be no assurance as to the market prices for the preferred securities or the junior subordinated debt trust securities; therefore, you may suffer a loss. The AES Trusts and AES cannot give you any assurance as to the market prices for the preferred securities or the junior subordinated debt trust securities that may be distributed in exchange for preferred securities. Accordingly, the preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus or in the secondary market, or the junior subordinated debt trust securities that a holder of preferred securities may receive in exchange for preferred securities, may trade at a discount to the price that the investor paid to purchase the preferred securities. As a result of the right to defer payments on the preferred securities, the market price of the preferred securities may be more volatile than the market prices of other securities to which such optional deferrals do not apply.

     There could be an adverse tax consequence to you if we terminate the AES Trusts and distribute junior subordinated debt trust securities to holders, resulting in possible tax and liquidity consequences to you. We have the right to terminate the AES Trusts at any time. If we decide to exercise our right to terminate the AES Trusts, they will redeem the preferred securities and common securities by distributing the junior subordinated debt trust securities to holders of the preferred securities and common securities on a ratable basis. Under current United States federal income tax law, a distribution of junior subordinated debt trust securities to you on the dissolution of an AES Trust should not be a taxable event to you. However, if the AES Trusts are characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of junior subordinated debt trust securities to you may be a taxable event to you.

     There may be no trading market for the junior subordinated debt trust securities if the AES Trusts distribute them to you. If the junior subordinated debt trust securities are distributed, we cannot assure you that a trading market will exist for those securities.

     Since you have limited voting rights, you cannot prevent the AES Trust trustees from taking actions you may not agree with. You will have limited voting rights. In particular, except for the limited exceptions described below, only AES can elect or remove any of the AES Trusts' trustees.

     Special event redemption or distribution. Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the applicable AES Trust shall, unless the junior subordinated debt trust securities are redeemed in the limited circumstances described below, be dissolved with the result that junior subordinated debt trust securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid distributions on, the preferred securities and common securities would be distributed on a Pro Rata Basis (as that term is defined in the section of this document entitled "The AES Trusts--Distributions") to the holders of the preferred securities and common securities in liquidation of that trust. In the case of a Tax Event, in certain circumstances, we shall have the right to redeem at any time the junior subordinated debt trust securities in whole or in part, in which event the applicable AES Trust will redeem preferred securities and common securities on a Pro Rata Basis to the same extent as the junior subordinated debt trust securities are redeemed. There can be no assurance as to the market prices for preferred securities or the junior subordinated debt trust securities which may be distributed in exchange for preferred securities if a dissolution and liquidation of the applicable AES Trust were to occur. Accordingly, the preferred securities that an investor may purchase, or the junior subordinated debt trust securities that the investor may receive on dissolution and liquidation of the applicable AES Trust, may trade at a discount to the price that the investor paid to purchase the preferred securities offered hereby. Because holders of preferred securities may receive junior subordinated debt trust securities upon the occurrence of a Special Event (as defined herein), prospective purchasers of preferred securities are also making an investment decision with regard to the junior subordinated debt trust securities and should carefully review all the information regarding the junior subordinated debt trust securities contained in any accompanying prospectus supplement relating to junior subordinated debt trust securities.

     There can be no assurance that future federal legislative proposals will not prevent us from deducting interest on the junior subordinated debt trust securities. This would constitute a Tax Event and could result in the distribution of any junior subordinated debt trust securities to holders of the preferred securities or, in certain circumstances, the redemption of these securities by us and the distribution of the resulting cash in redemption of the preferred securities. See any accompanying prospectus supplement relating to junior subordinated debt trust securities.

     "Tax Event" means that the Regular Trustees (as defined herein) shall have obtained an opinion of a nationally recognized independent tax counsel experienced in such matters, referred to as a "Dissolution Tax Opinion," to the effect that on or after the date of any accompanying prospectus supplement relating to junior subordinated debt trust securities as a result of

     o any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein,

     o any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination),

     o any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or

     o any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of such prospectus supplement, where there is more than an insubstantial risk that

          o the applicable AES Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt trust securities,

          o the applicable AES Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or

          o interest payable by us to the applicable AES Trust on the junior subordinated debt trust securities is not, or within 90 days of the date thereof will not be, deductible by us for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended, commonly referred to as the 1940 Act, that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that an AES Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which change in 1940 Act law becomes effective on or after the date of any accompanying prospectus supplement relating to junior subordinated debt trust securities.

     "Special Event" means a Tax Event or an
Investment Company Event.

     The preferred securities constitute a new issue of securities with no established trading market. The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debt trust securities. A holder who disposes of his preferred securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the junior subordinated debt trust securities through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying junior subordinated debt trust securities deemed disposed of. Accordingly, such a holder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See any accompanying prospectus supplement relating to junior subordinated debt trust securities.

     Potential market volatility during extension period. As described above, we have the right to extend an interest payment period on the junior subordinated debt trust securities from time to time for a period not exceeding 20 consecutive quarterly interest periods. If we determine to extend an interest payment period, or if we thereafter extend an extension period or prepay interest accrued during an extension period as described above, the market price of the preferred securities is likely to be affected. In addition, as a result of these rights, the market price of the preferred securities (which represent an undivided interest in junior subordinated debt trust securities) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its preferred securities during an extension period, therefore, may not receive the same return on its investment as a holder that continues to hold its preferred securities. See any accompanying prospectus supplement relating to junior subordinated debt trust securities.

     We do a significant amount of our business outside the United States which presents significant risks. Our involvement in the development of new businesses and the acquisition of existing plants in locations outside the United States is increasing and a large portion of our current development and acquisition activities are for projects and plants outside the United States.

     The financing, development and operation of projects outside the United States entail significant political and financial uncertainties (including, without limitation, uncertainties associated with first-time privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, regulation of the electricity business, currency inconvertibility, tax law, political instability, civil unrest, and expropriation) and other credit quality, liquidity or structuring issues that have the potential to cause substantial delays in respect of or material impairment of the value of the project being developed or operated, which we may not be capable of fully insuring or hedging against. The ability to obtain financing on a commercially acceptable non-recourse basis in developing nations has become more difficult. Even when such non-recourse financing is available, lenders may require us to make higher equity investments than historically have been the case. In addition, financing in countries with less than investment grade sovereign credit ratings may also require substantial participation by multilateral financing agencies. There can be no assurance that such financing can be obtained when needed.

     The uncertainty of the legal environment in certain countries in which we are or in the future may be developing, constructing or operating could make it more difficult for us to enforce our respective rights under agreements relating to such businesses. In addition, the laws and regulations of certain countries may limit our ability to hold a majority interest in some of the businesses that we may develop or acquire. International businesses we own may, in certain cases, be expropriated by applicable governments. Although we may have legal recourse in enforcing our rights under agreements and recovering damages for breaches thereof, there can be no assurance that any such legal proceedings will be successful or resolved in a timely manner.

     Global competition is increasing and could adversely affect us. The global power production market is characterized by numerous strong and capable competitors, many of whom may have extensive and diversified developmental or operating experience (including both domestic and international experience) and financial resources similar to or greater than ours. Further, in recent years, the power production industry has been characterized by strong and increasing competition with respect to both obtaining power sales agreements and acquiring existing power generation assets. In certain markets, these factors have caused reductions in prices contained in new power sales agreements and, in many cases, have caused higher acquisition prices for existing assets through competitive bidding practices. The evolution of competitive electricity markets and the development of highly efficient gas-fired power plants have also caused, or are anticipated to cause, price pressure in certain power markets where we sell or intend to sell power. There can be no assurance that the foregoing competitive factors will not have a material adverse effect on us.

     Development uncertainties. The majority of the projects that we develop are large and complex and the completion of any such project is subject to substantial risks. Development can require us to expend significant sums for preliminary engineering, permitting, legal and other expenses in preparation for competitive bids which we may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation of satisfactory engineering, construction, fuel supply and power sales contracts with other project participants, receipt of required governmental permits and consents and timely implementation and satisfactory completion of construction. There can be no assurance that we will be able to obtain new power sales contracts, overcome local opposition, if any, obtain the necessary site agreements, fuel supply and ash disposal agreements, construction contracts, steam sales contracts, licenses and certifications, environmental and other permits and financing commitments necessary for the successful development of our projects. There can be no assurance that development efforts on any particular project, or our efforts generally, will be successful. If these development efforts are not successful, we may abandon a project under development. At the time of abandonment, we would expense all capitalized development costs incurred in connection therewith and could incur additional losses associated with any related contingent liabilities. Our future growth is dependent, in part, upon the demand for significant amounts of additional electrical generating capacity and our ability to obtain contracts to supply portions of this capacity. Any material unremedied delay in, or unsatisfactory completion of, construction of our projects could, under certain circumstances, have an adverse effect on our ability to meet our obligations, including the payment of principal of, premium, if any, and interest on junior subordinated debt trust securities. We may also be faced with certain development uncertainties arising out of doing business outside of the United States. See "--We do a significant amount of our business outside the United States which presents significant risks."

     Our acquisitions may not perform as expected. We have achieved a majority of our growth through acquisitions and expect that we will continue to grow, in part, through acquisitions. Although each of the acquired businesses had a significant operating history at the time we acquired them, we have a limited history of owning and operating many of these businesses. In addition, most of these businesses were government owned and some were operated as part of a larger integrated utility prior to their acquisition. There can be no assurance that we will be successful in transitioning these to private ownership, that such businesses will perform as expected or that the returns from such businesses will support the indebtedness incurred to acquire them or the capital expenditures needed to develop them.

     We may not be able to raise sufficient capital to fund acquisitions and greenfield projects or refinance existing debt. Each of our projects under development and those independent power facilities we have committed to acquire or may seek to acquire may require substantial capital investment. Continued access to capital with acceptable terms is necessary to assure the success of future projects and acquisitions, and may be necessary to refinance certain existing debt. We have utilized project financing loans to fund the capital expenditures associated with constructing and acquiring our electric power plants and related assets to the extent possible. Project financing borrowings have been substantially non-recourse to our other subsidiaries and affiliates and to us as the parent company and are generally secured by the capital stock, physical assets, contracts and cash flow of the related project subsidiary or affiliate. We intend to continue to seek, where possible, such non-recourse project financing. However, depending on market conditions and the unique characteristics of individual projects, such financing may not be available or our traditional providers of project financing, particularly multinational commercial banks, may seek higher borrowing spreads and increased equity contributions.

     Furthermore, because of the reluctance of commercial lending institutions to provide non-recourse project financing (including financial guarantees) in certain less developed economies, we have sought and will continue to seek, in such locations, direct or indirect (through credit support or guarantees) project financing from a limited number of multilateral or bilateral international financial institutions or agencies. As a precondition to making such project financing available, these institutions may also require governmental guarantees of certain project and sovereign related risks. Depending on the policies of specific governments, such guarantees may not be offered and as a result, we may determine that sufficient financing will ultimately not be available to fund the related project. In addition, we are frequently required to provide more sponsor equity for projects that sell their electricity into the merchant market than for projects that sell their electricity under long term contracts.

     In addition to the project financing loans, if available, we provide a portion, or in certain instances all, of the remaining long-term financing required to fund development, construction, or acquisition. These investments have generally taken the form of equity investments or loans, which are subordinated to the project financing loans. The funds for these investments have been provided by cash flows from operations and by the proceeds from borrowings under our short-term credit facilities and issuances of senior notes, senior subordinated notes, convertible debentures, convertible trust preferred securities and common stock.

     Our ability to arrange for financing on either a fully recourse or a substantially non-recourse basis and the costs of such capital are dependent on numerous factors, including general economic and capital market conditions, the availability of bank credit, rating agency ratings, investor confidence, the continued success of current projects and provisions of tax and securities laws which are conducive to raising capital in this manner. Should future access to capital not be available, we may decide not to build new plants or acquire existing facilities. While a decision not to build new plants or acquire existing facilities would not affect the results of operations of our currently operating facilities or facilities under construction, such a decision would affect our future growth.

     The performance of our generation business is dependent to a large degree on certain of our larger projects and their customers. The nature of most of our generation plants (based on revenues) is such that each facility generally relies on one power sales contract with a single customer for the majority, if not all, of its revenues over the life of the power sales contract. The prolonged failure of any significant customer to fulfill its contractual obligations could have a substantial negative impact on these revenues. We have sought to reduce this risk in part by entering into power sales contracts with utilities or other customers of strong credit quality and by locating its plants in different geographic areas in order to mitigate the effects of regional economic downturns.

     Our revenues are becoming less predictable. Our business primarily consists of businesses with long-term contracts or retail concessions. However, an increasing proportion of our current and expected future revenues are derived from businesses without significant long-term revenue contracts. Our increasing reliance on non- contract businesses could cause our results of operations to become more volatile.

     Our distribution businesses are subject to significant regulatory scrutiny. Our distribution businesses face increased regulatory and political scrutiny in the normal conduct of their operations. This scrutiny may adversely impact our results of operations, to the extent that such scrutiny or pressure prevents us from reducing losses as quickly as we planned or denies us a rate increase called for by our concession agreements. In general, these businesses have lower margins and are more dependent on regulation to ensure expected annual rate increases for inflation and increased power costs, among other things. There can be no assurance that these rate reviews will be granted, or occur in a timely manner.

     We are subject to significant government regulation. Our generation business in the United States is subject to the provisions of various laws and regulations, including the Public Utility Regulatory Policies Act of 1978, as amended, commonly referred to as PURPA, and the Public Utility Holding Company Act, as amended, commonly referred to as PUHCA. PURPA provides to qualifying facilities, commonly referred to as QFs, certain exemptions from substantial federal and state legislation, including regulation as public utilities. PUHCA regulates public utility holding companies and their subsidiaries. It is necessary for us to obtain approval under PUHCA in order to maintain majority ownership in our domestic power plants that are QFs. Currently a material portion of our domestic revenues are received from QFs. Moreover, all of our domestic non-QF plants are Exempt Wholesale Generators, commonly referred to as EWGs. An EWG is a facility that has been authorized by the U.S. Federal Energy Regulatory Commission, commonly referred to as the FERC, to sell wholesale power at market-based rates. We enjoy exemptions under PUHCA related to our foreign utility acquisitions and holdings. We cannot ensure that we will be able to maintain appropriate PUHCA exemptions for all of our businesses. We believe that, upon the occurrence of an event that would threaten the QF status of one of our domestic plants, we would be able to react in a manner that would avoid the loss of QF status (such as by replacing the steam customer). In the event we were unable to avoid the loss of such status for one of our plants, to avoid public utility holding company status, we could apply to the FERC to obtain status as an EWG, or could restructure the ownership of the project subsidiary. EWGs, however, are subject to broader regulation by FERC and may be subject to state public utility commissions regulation regarding non-rate matters. In addition, any restructuring of a project subsidiary could result in, among other things, a reduced financial interest in such subsidiary, which could result in a gain or loss on the sale of the interest in such subsidiary, the removal of such subsidiary from our consolidated income tax group or our consolidated financial statements, or an increase or decrease in our results of operations.

     Pending electric utility industry restructuring proposals could have an adverse effect on us. Several states have passed legislation that allows electricity customers to choose their electricity supplier in a competitive electricity market (so-called "retail access" or "customer choice" laws), and all but two of the remaining states are considering such legislation. In addition to state restructuring legislation, some members of Congress have proposed new Federal legislation to encourage customer choice and recovery of stranded assets. Several bills have been submitted to Congress on electricity restructuring. In anticipation of restructuring legislation, many U.S. utilities are seeking ways to lower their costs in order to become more competitive. These include the costs that utilities are required to pay under QF contracts. Many utilities are therefore seeking ways to lower these contract prices by renegotiating the contracts, or in some cases by litigation.

     The FERC and many state utility commissions are currently studying a number of proposals to restructure the electric utility industry in the United States. Such restructuring would permit utility customers to choose their utility supplier in a competitive electric energy market. The FERC issued a final rule in April 1996 which requires utilities to offer wholesale customers and suppliers open access on utility transmission lines, on a comparable basis to the utilities' own use of the lines. The final rule is subject to rehearing and may become the subject of court litigation. Many utilities have already filed "open access" tariffs. The utilities contend that they should recover from departing customers their fixed costs that will be "stranded" by the ability of their wholesale customers (and perhaps eventually, their retail customers) to choose new electric power suppliers. The FERC final rule endorses the recovery of legitimate and verifiable "stranded costs." These may include the costs utilities are required to pay under many QF contracts which the utilities view as excessive when compared with current market prices. Many utilities are therefore seeking ways to lower these contract prices or rescind the contracts altogether, out of concern that their shareholders will be required to bear all or part of such "stranded" costs. Some utilities have engaged in litigation against QFs to achieve these ends.

     In addition, future United States electric rates may be deregulated in a restructured United States electric utility industry and increased competition may result in lower rates and less profit margin for United States electricity sellers. Falling electricity prices, the introduction of commodity markets for electricity and uncertainty as to the future structure of the industry has rendered the long-term power purchase contracts obsolete. As a result, in the generation business we are increasingly dependent upon prices for electricity determined in electricity spot markets. Such prices can be very volatile and the effect on us of this volatility cannot be predicted.

     The United States Congress is considering proposed legislation which would repeal PURPA entirely, or at least repeal the obligation of utilities to purchase from QFs. There is strong support for grandfathering existing QF contracts if such legislation is passed, and also support for requiring utilities to conduct competitive bidding for new electric generation if the PURPA purchase obligation is eliminated. Various bills have also proposed repeal of PUHCA. Repeal of PUHCA would allow power generators and vertically integrated utilities to acquire retail utilities in the United States that are geographically widespread, as opposed to the current limitations of PUHCA which require that retail electric systems be capable of physical interconnection. In addition, registered holding companies would be free to acquire non-utility businesses, which they may not do now, with certain limited exceptions. In the event that PUHCA is repealed, competition would likely increase. Repeal of PURPA and/or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition, and deregulate most electric rates. The effect of any such repeal cannot be predicted, although any such repeal could have a material adverse effect on us.

     From time to time we are subject to material litigation and regulatory proceedings. From time to time, we and our affiliates are parties to litigation and regulatory proceedings. Investors should review the descriptions of such matters contained in our Annual, Quarterly and Current Reports filed with the Securities and Exchange Commission and incorporated by reference herein. There can be no assurances that the outcome of such matters will not have a material adverse effect on our consolidated financial position.

     Litigation and investigations relating to our activities in California may adversely affect our business. A number of federal and state initiatives addressing the issues of the California electric power industry are ongoing and may result in restructuring of various markets in California and elsewhere. Allegations have also been made that the wholesale price increase resulted from the exercise of market power, collusion of the power generators and sellers, including AES. These allegations have resulted in multiple state and federal investigations as well as the filing of class action lawsuits, in certain of which AES is a named defendant. In May 2001, the Department of Justice commenced an antitrust investigation relating to an agreement between one of our subsidiaries, AES Southland, and a subsidiary of The Williams Companies alleging that the agreement limits the expansion of electric generating capacity at or near the AES Southland plants that are subject to a long-term tolling agreement between Williams and AES. In connection with that investigation, the Department of Justice issued a Civil Investigative Demand to AES Southland requesting answers to certain interrogatories and the production of documents. We are cooperating with the investigation. In addition, the Attorney General of California has announced the formation of a grand jury to begin in July 2001. Most of these initiatives, investigations and proceedings are in their preliminary stages and their likely outcome cannot be predicted. There can be no assurance that these initiatives, investigations and proceedings will not have a material adverse effect on our results of operations or financial condition.

     Our business is subject to stringent environmental regulations. Our activities are subject to stringent environmental regulation by federal, state, local and foreign governmental authorities. These regulations generally involve effluents into the water, emissions into the air, the use of water, wetlands preservation, waste disposal, endangered species, and noise regulation, among others. Congress and other foreign governmental authorities also may consider proposals to restrict or tax certain emissions. These proposals, if adopted, could impose additional costs on the operation of our power plants. There can be no assurance that we would be able to recover all or any increased costs from our customers or that our business, financial condition or results of operations would not be materially and adversely affected by future changes in domestic or foreign environmental laws and regulations. We have made and will continue to make capital and other expenditures to comply with environmental laws and regulations. There can be no assurance that such expenditures will not have a material adverse effect on our financial condition or results of operations.

     Our directors and officers have significant ownership interests in us and can exert significant influence or control over matters requiring stockholder approval. As of February 2, 2001 our two founders, Roger W. Sant and Dennis W. Bakke, and their immediate families together owned beneficially approximately 14.8% of our outstanding Common Stock. As a result of their ownership interests, Messrs. Sant and Bakke may be able to significantly influence or exert control over our affairs, including the election of our directors. As of February 2, 2001 all of our officers and directors and their immediate families together owned beneficially approximately 19.7% of our outstanding Common Stock. To the extent that they decide to vote together, these stockholders would be able to significantly influence or control the election of our directors, our management and policies and any action requiring stockholder approval, including significant corporate transactions.

     Our adherence to our "shared principles" could have an adverse impact on our results of operations. A core part of our corporate culture is a commitment to "shared principles": to act with integrity, to be fair, to have fun and to be socially responsible. We seek to adhere to these principles not as a means to achieve economic success, but because adherence is a worthwhile goal in and of itself. However, if we perceive a conflict between these principles and profits, we will try to adhere to our principles -- even though doing so might result in diminished or foregone opportunities or financial benefits.

     Shares eligible for future sale. From time to time, our subsidiaries incur indebtedness that is secured by a pledge of shares of our common stock held by that subsidiary. The sale of a substantial number of such shares in the public market upon any foreclosure or otherwise could have an adverse effect on the market price of our common stock.

     Risk of fraudulent transfer. Various fraudulent conveyance laws have been enacted for the protection of creditors and may be applied by a court on behalf of any unpaid creditor or a representative of our creditors in a lawsuit to subordinate or avoid the junior subordinated debentures in favor of our other existing or future creditors. Under applicable provisions of the U.S. Bankruptcy code or comparable provisions of state fraudulent transfer or conveyance laws, if we at the time of issuance of junior subordinated debentures,

     o incurred such indebtedness with intent to hinder, delay or defraud any of our present or future creditors or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or

     o received less than reasonably equivalent value or fair consideration for issuing junior subordinated debentures and we

          o    were insolvent,

          o were rendered insolvent by reason of the issuance of the junior subordinated debentures,

          o were engaged or about to engage in business or a transaction for which our remaining assets constitute unreasonably small capital to carry on our business or

          o intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature,

then, in each case, a court of competent jurisdiction could void, in whole or in part, the junior subordinated debentures.

Among other things, a legal challenge of the junior subordinated debentures on fraudulent conveyance grounds may focus on the benefits, if any, realized by us as a result of our issuance of the junior subordinated debentures.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, we would be considered insolvent if the sum of our debts, including contingent liabilities, were greater than all of our assets at fair valuation or if the present fair market value of our assets were less than the amount that would be required to pay the probable liability on our existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance that, after providing for all prior claims, there will be sufficient assets to satisfy the claims of the holders of the junior subordinated debentures.

     Management believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the junior subordinated debentures are being incurred without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that we after the issuance of the junior subordinated debentures will be solvent, will have sufficient capital for carrying on our business and will be able to pay our debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.

     There is no prior public market for the securities that may be offered pursuant to this prospectus -- as a result there could be significant price volatility for such securities. Prior to the offering, there has been no public market for the securities that may be offered pursuant to this prospectus. There can be no assurance that an active trading market for any of these securities will develop or be sustained. If such a market were to develop, such securities could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, our operating results and the markets for similar securities. Historically, the market for non-investment grade debt has demonstrated substantial volatility in prices of securities similar to the securities offered pursuant to this prospectus. There can be no assurance that the future market for these securities will not be subject to similar volatility. Accordingly, no assurance can be given as to the liquidity of the securities offered by this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the public reference rooms of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the public reference rooms by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site at http://www.sec.gov, from where you can access our filings.

     This prospectus constitutes part of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"). It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information on AES and the securities offered hereby. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Securities and Exchange Commission is not necessarily complete, and in each instance reference is made to the copy of the document filed.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. In particular, our annual filing on Form 10-K will supersede all previously filed annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     (a)  Annual Report on Form 10-K for the year ended December 31, 2000;

     (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     (c) Current Reports on Form 8-K filed on June 19, 2001, June 8, 2001, June 5, 2001 (two reports, one of which includes the audited financial statements of The AES Corporation as of December 31, 2000 and 1999, and for each of the three years in the period ending December 31, 2000), April 27, 2001, April 10, 2001, March 16, 2001,
          February 21, 2001, February 8, 2001, February 2, 2001, and January 30, 2001.

     You may request a copy of these filings at no cost, by writing or telephoning the office of William R. Luraschi, Vice President and Secretary, The AES Corporation, 1001 North 19th Street, Arlington, Virginia, telephone number (703) 522-1315.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward- looking statements are subject to risks, uncertainties, and assumptions related to AES, including those risks set forth under "Risk Factors" in this prospectus and those set forth under the caption "Cautionary Statements and Risk Factors" in our annual report on Form 10-K, which is incorporated by reference in this prospectus.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                                USE OF PROCEEDS

     Unless otherwise indicated in a prospectus supplement, proceeds from the sale of the securities will be used by us for general corporate purposes and may be temporarily invested in short-term securities. Each AES Trust will use all proceeds received from the sale of its Trust Securities to purchase junior subordinated debt trust securities from us.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges is as follows:

                                                                                                Three Months
                                                                                                    Ended
                                                              Year Ended December 31,             March 31,
                                                        ------------------------------------    ------------
                                                        1996    1997    1998    1999    2000        2001
                                                        ----    ----    ----    ----    ----        ----
Ratio of earnings to fixed charges..................... 2.15    1.63    1.78    1.61    1.81        1.36

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and minority interest, plus depreciation of previously capitalized interest, plus fixed charges, less capitalized interest, less excess of earnings over dividends of less-than-fifty-percent-owned companies, less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, less preference security dividend requirements of a consolidated subsidiary. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and capitalized expenses, preference security dividend requirements of a consolidated subsidiary, and that portion of rental expense which we believe to be representative of an interest factor.

     During the period from January 1, 1996 until March 31, 2001, no shares of preferred stock were issued or outstanding, and during that period we did not pay any preferred stock dividends.

                                  THE COMPANY

     We are a global power company committed to serving the world's needs for electricity in a socially responsible way. Our electricity "generation" business consists of sales to wholesale customers (generally electric utilities, regional electric companies or wholesale commodity markets known as "power pools") for further resale to end-users. We also sell electricity directly to end-users such as commercial, industrial, governmental and residential customers through our "distribution" business.

     Sales within our generation business are made under long-term contracts from power plants owned by our subsidiaries and affiliates, as well as directly into power pools. We own new plants constructed for such purposes ("greenfield" plants) as well as older power plants acquired through competitively bid privatization initiatives or negotiated acquisitions.

     Electricity sales by our distribution businesses, including affiliates, are generally made pursuant to the provisions of long-term electricity sale concessions granted by the appropriate governmental authorities. In certain cases, these distribution companies are "integrated", in that they also own electric power plants for the purpose of generating a portion of the electricity they sell.

                                 THE AES TRUSTS

     Each of AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX is a statutory business trust formed, in the case of AES Trust IV and AES Trust V, on November 5, 1997, and in the case of AES Trust VI, AES Trust VIII and AES Trust IX, on May 24, 2000, in each case under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of that AES Trust and us and the filing of a certificate of trust with the Secretary of State of the State of Delaware. This declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this prospectus forms a part, as of the date the Preferred Securities of the AES Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this prospectus is a part, and the Trust Indenture Act.

Trust Securities

     Upon issuance of any preferred securities by an AES Trust, the holders thereof will own all of the issued and outstanding preferred securities of that AES Trust. We will acquire securities representing common undivided beneficial interests in the assets of each AES Trust (the "common securities" and, together with the preferred securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of that AES Trust and will own, directly or indirectly, all of the issued and outstanding common securities of each AES Trust. The preferred securities and the common securities will rank pari passu with each other and will have equivalent terms; provided that

     o if a Declaration Event of Default (as defined herein under "--Events of Default") under the Declaration of an AES Trust occurs and is continuing, the holders of preferred securities of that AES Trust will have a priority over holders of the common securities of that AES Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and

     o holders of common securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

     Each AES Trust exists for the purpose of

     o    issuing its preferred securities,

     o    issuing its common securities to AES,

     o investing the gross proceeds from the sale of the Trust Securities in junior subordinated debt trust securities of AES and

     o engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

Powers and Duties of Trustees

     The number of trustees of each AES Trust shall initially be five. Three of these Trustees (the "Regulator Trustees") are individuals who are employees or officers of AES. The fourth trustee will initially be Bank One, National Association (formerly known as The First National Bank of Chicago) and thereafter be either Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, each of which is unaffiliated with AES and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth trustee is initially Bank One, National Association (formerly known as First Chicago Delaware Inc.) and thereafter will be either Bank One, National Association (formerly known as First Chicago Delaware Inc.) or The Bank of New York (Delaware), each of which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the junior subordinated debt trust securities purchased by an AES Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such AES Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Trust Securities") with respect to the junior subordinated debt trust securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the junior subordinated debt trust securities purchased by an AES Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The preferred securities guarantees are separately qualified under the Trust Indenture Act and will be held by either Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable preferred securities. As used in this prospectus and any accompanying prospectus supplement, the term "Property Trustee" with respect to an AES Trust refers to either Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as the case may be, acting in its capacity either as a trustee under the relevant Declaration and the holder of legal title to the junior subordinated debt trust securities purchased by that trust or in its capacity as indenture trustee under, and the holder of, the applicable preferred securities guarantee, as the context may require. AES, as the direct or indirect owner of all of the common securities of each AES Trust, will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be, except under certain circumstances, at least five and the majority of trustees shall be Regular Trustees. The terms of the AES Trusts will be set forth in the prospectus supplement, but may terminate earlier as provided in such Declaration.

     The duties and obligations of the Trustees of an AES Trust shall be governed by the Declaration of that AES Trust, the Business Trust Act and the Trust Indenture Act. Under its Declaration, each AES Trust shall not, and the Trustees shall cause such AES Trust not to, engage in any activity other than in connection with the purposes of that AES Trust or other than as required or authorized by the related Declaration. In particular, each AES Trust shall not and the Trustees shall cause each AES Trust not to

     o invest any proceeds received by that AES Trust from holding the junior subordinated debt trust securities purchased by that AES Trust but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of the Trust Securities;

     o acquire any assets other than as expressly provided in the related Declaration;

     o    possess Trust property for other than a Trust purpose;

     o make any loans, other than loans represented by the junior subordinated debt trust securities;

     o possess any power or otherwise act in such a way as to vary the assets of such AES Trust or the terms of its Trust Securities in any way whatsoever;

     o issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such AES Trust other than its Trust Securities;

     o    incur any indebtedness for borrowed money

     o    or

          o direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Trust Securities") with respect to the junior subordinated debt trust securities deposited in that AES Trust as trust assets or upon the Property Trustee of that AES Trust with respect to its preferred securities;

          o waive any past default that is waivable under the Indenture or the Declaration;

          o exercise any right to rescind or annul any declaration that the principal of all of the junior subordinated debt trust securities deposited in that AES Trust as trust assets shall be due and payable; or

          o consent to any amendment, modification or termination of the Indenture or such junior subordinated debt trust securities, in each case where such consent shall be required, unless in the case described in this bullet point the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such AES Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that such AES Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

Books and Records

     The books and records of each AES Trust will be maintained at the principal office of such AES Trust and will be open for inspection by a holder of preferred securities of that AES Trust or his representative for any purpose reasonably related to his interest in such AES Trust during normal business hours. Each holder of preferred securities will be furnished annually with unaudited financial statements of the applicable AES Trust as soon as available after the end of such AES Trust's fiscal year.

Voting

     Holders of preferred securities will have limited voting rights, but will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the common securities.

The Property Trustee

     The Property Trustee, for the benefit of the holders of the Trust Securities of an AES Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the junior subordinated debt trust securities deposited in that AES Trust as trust assets, including its rights as the holder of those junior subordinated debt trust securities to enforce our obligations under the junior subordinated debt trust securities upon the occurrence of an Indenture Event of Default (as defined herein under "Description of the Junior Subordinated Debt Trust Securities--Indenture Events of Default"). The Property Trustee shall also be authorized to enforce the rights of holders of preferred securities of an AES Trust under the related preferred securities guarantee. If any AES Trust's failure to make distributions on the preferred securities of an AES Trust is a consequence of our exercise of any right under the terms of the junior subordinated debt trust securities deposited in that AES Trust as trust assets to extend the interest payment period for those junior subordinated debt trust securities, the Property Trustee will have no right to enforce the payment of distributions on those preferred securities until a Declaration Event of Default shall have occurred.

     Holders of at least a majority in liquidation amount of the preferred securities held by an AES Trust will have the right to direct the Property Trustee for that AES Trust with respect to certain matters under the Declaration for that AES Trust and the related preferred securities guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the preferred securities guarantee, to the extent permitted by applicable law, any holder of preferred securities may, after a period of 30 days has elapsed from such Holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding against us to enforce such rights or the preferred securities guarantee, as the case may be. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of us to pay interest or principal on the applicable series of junior subordinated debt trust securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of preferred securities of that AES Trust may directly institute a proceeding for enforcement of payment to that holder of the principal of or interest on the applicable series of junior subordinated debt trust securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of that holder (a "Holder Direct Action") on or after the respective due date specified in the applicable series of junior subordinated debt trust securities. In connection with that Holder Direct Action, we will be subrogated to the rights of that holder of preferred securities under the applicable Declaration to the extent of any payment made by us to that holder of preferred securities in the Holder Direct Action.

Distributions

     Pursuant to each Declaration, distributions on the preferred securities of an AES Trust must be paid on the dates payable to the extent that the Property Trustee for that AES Trust has cash on hand in the applicable Property Account to permit the payment. The funds available for distribution to the holders of the preferred securities of an AES Trust will be limited to payments received by the Property Trustee in respect of the junior subordinated debt trust securities that are deposited in the AES Trust as trust assets. If we do not make interest payments on the junior subordinated debt trust securities deposited in an AES Trust as trust assets, the Property Trustee will not make distributions on the preferred securities of that AES Trust. Under the Declaration, if and to the extent we make interest payments on the junior subordinated debt trust securities deposited in an AES Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of that AES Trust on a Pro Rata Basis (as defined below). The payment of distributions on the preferred securities of an AES Trust is guaranteed by AES on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee." A preferred securities guarantee is a guarantee from the time of issuance of the applicable preferred securities, but the preferred securities guarantee covers distributions and other payments on the applicable preferred securities only if and to the extent that we have made a payment to the Property

Trustee of interest or principal on the junior subordinated debt trust securities deposited in the AES Trust as trust assets. As used in this prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of an AES Trust according to the aggregate liquidation amount of the Trust Securities of that AES Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of that AES Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make the payment shall be paid first to each holder of the preferred securities of that AES Trust pro rata according to the aggregate liquidation amount of the preferred securities held by the relevant holder in relation to the aggregate liquidation amount of all the preferred securities of that AES Trust outstanding, and only after satisfaction of all amounts owed to the holders of such preferred securities, to each holder of common securities of that AES Trust pro rata according to the aggregate liquidation amount of those common securities held by the relevant holder in relation to the aggregate liquidation amount of all common securities of that AES Trust outstanding.

Events of Default

     If an Indenture Event of Default occurs and is continuing with respect to junior subordinated debt trust securities deposited in an AES Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of that AES Trust will occur and be continuing with respect to any outstanding Trust Securities of that AES Trust. In such event, each Declaration provides that the holders of common securities of that AES Trust will be deemed to have waived any Declaration Event of Default with respect to the common securities until all Declaration Events of Default with respect to the preferred securities of that AES Trust have been cured or waived. Until all Declaration Events of Default with respect to the preferred securities of that AES Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the preferred securities of that AES Trust and only the holders of such preferred securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the preferred securities of such AES Trust is waived by the holders of the preferred securities of that AES Trust as provided in the Declaration, the holders of common securities pursuant to the Declaration have agreed that the waiver also constitutes a waiver of the Declaration Event of Default with respect to the common securities for all purposes under the Declaration without any further act, vote or consent of the holders of the common securities.

Record Holders

     Each Declaration provides that the trustees of an AES Trust may treat the person in whose name a certificate representing its preferred securities is registered on the books and records of an AES Trust as the sole holder thereof and of the preferred securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the preferred securities represented thereby on the part of any person, whether or not that AES Trust shall have actual or other notice thereof. Preferred securities will be issued in fully registered form. Unless otherwise specified in a prospectus supplement, preferred securities will be represented by a global certificate registered on the books and records of such AES Trust in the name of a depositary named in an accompanying prospectus supplement or its nominee. Under each Declaration:

     o that AES Trust and the trustees thereof shall be entitled to deal with the depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in preferred securities ("Preferred Security Beneficial Owners") registered in the name of and held by the depositary or its nominee; and

     o the rights of Preferred Security Beneficial Owners shall be exercised only through the depositary (or any successor depositary) and shall be limited to those established by law and agreements between those Preferred Security Beneficial Owners and the depositary and/or its participants. With respect to preferred securities registered in the name of and held by the depositary or its nominee, all notices and other communications required under each Declaration shall be given to, and all distributions on those preferred securities shall be given or made to, the depositary (or its successor).

     The specific terms of the depositary arrangement with respect to the preferred securities will be disclosed in the applicable prospectus supplement.

Debts and Obligations

     In each Declaration, we have agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable AES Trust, including the fees and expenses of its trustees and any taxes and all costs and expenses with respect thereto, to which that AES Trust may become subject, except for United States withholding taxes. The foregoing obligations under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not that Creditor has received notice thereof. Any Creditor may enforce these obligations of ours directly against us and we have irrevocably waived any right or remedy to require that any Creditor take any action against any AES Trust or any other person before proceeding against AES. We have agreed in each Declaration to execute additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each AES Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement relating thereto. The Declaration of each AES Trust authorizes the Regular Trustees of that AES Trust to issue on behalf of that AES Trust one series of preferred securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The preferred securities will have terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or restrictions as shall be set forth in the related Declaration or made part of that Declaration by the Trust Indenture Act. Reference is made to the prospectus supplement relating to the preferred securities of an AES Trust for specific terms, including:

     o    the specific designation of the preferred securities,

     o    the number of preferred securities issued by the AES Trust,

     o the annual distribution rate (or method of calculation thereof) for preferred securities issued by such AES Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions,

     o whether distributions on preferred securities issued by the AES Trust shall be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distribution on preferred securities issued by that AES Trust shall be cumulative,

     o the amount or amounts which shall be paid out of the assets of the AES Trust to the holders of preferred securities of that AES Trust upon voluntary or involuntary dissolution, winding-up or termination of that AES Trust,

     o the obligation or right, if any, of the AES Trust to purchase or redeem preferred securities issued by that AES Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the AES Trust shall or may be purchased or redeemed, in whole or in part, pursuant to that obligation or right,

     o the voting rights, if any, of preferred securities issued by the AES Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more AES Trusts, or of both, as a condition to specified actions or amendments to the Declaration of that AES Trust,

     o    terms for any conversion or exchange into other securities and

     o any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the AES Trust consistent with the Declaration of that AES Trust or with applicable law.

     All preferred securities offered hereby will be guaranteed by us as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating thereto.

     In connection with the issuance of preferred securities, each AES Trust will issue one series of common securities. The Declaration of each AES Trust authorizes the Regular Trustees of that trust to issue on behalf of that AES Trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by an AES Trust will be substantially identical to the terms of the preferred securities issued by that AES Trust and the common securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the preferred securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such common securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of those preferred securities. Except in certain limited circumstances, the common securities issued by an AES Trust will also carry the right to vote and to appoint, remove or replace any of the trustees of that AES Trust. All of the common securities of an AES Trust will be directly or indirectly owned by AES.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Below is a summary of information concerning the preferred securities guarantees that will be executed and delivered by us for the benefit of the holders from time to time of preferred securities. Each preferred security guarantee will be separately qualified under the Trust Indenture Act and will be held either by Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as the case may be, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the preferred securities of the applicable AES Trust. The terms of each preferred securities guarantee will be those set forth in each preferred securities guarantee and those made part of that guarantee by the Trust Indenture Act. This description summarizes the material terms of the preferred securities guarantees and is qualified in its entirety by reference to the form of preferred securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Section and Article references used herein are references to the provisions of the form of preferred securities guarantee.

General

     Pursuant to each preferred securities guarantee, we will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the preferred securities issued by an AES Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by that AES Trust), to the extent not paid by that AES Trust, regardless of any defense, right of set-off or counterclaim that the AES Trust may have or assert. The following payments or distributions with respect to preferred securities issued by an AES Trust to the extent not paid or made by that AES Trust (the "Guarantee Payments"), will be subject to the preferred securities guarantee (without duplication):

     o any accrued and unpaid distributions on those preferred securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by that AES Trust but if and only to the extent that in each case we have made a payment to the related Property Trustee of interest or principal on the junior subordinated debt trust securities deposited in that AES Trust as trust assets and

     o upon a voluntary or involuntary dissolution, winding-up or termination of that AES Trust (other than in connection with the distribution of that junior subordinated debt trust securities to the holders of preferred securities or the redemption of all of the preferred securities upon the maturity or redemption of such junior subordinated debt trust securities) the lesser of

          o the aggregate of the liquidation amount and all accrued and unpaid distributions on that preferred securities to the date of payment, to the extent that AES Trust has funds available therefor or

          o the amount of assets of that AES Trust remaining available for distribution to holders of such Preferred Securities in liquidation of that AES Trust.

     Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of preferred securities or by causing the applicable AES Trust to pay those amounts to those holders.

     The preferred securities guarantee is a guarantee from the time of issuance of the applicable preferred securities, but the preferred securities guarantee covers distributions and other payments on those preferred securities only if and to the extent that we have made a payment to the Property Trustee of interest or principal on the junior subordinated debt trust securities deposited in the applicable AES Trust as trust assets. If we do not make interest or principal payments on the junior subordinated debt trust securities deposited in the applicable AES Trust as trust assets, the Property Trustee will not make distributions of the preferred securities of that AES Trust and the AES Trust will not have funds available therefor.

     Our obligations under the Declaration for each Trust, the preferred securities guarantee issued with respect to preferred securities issued by that Trust, the junior subordinated debt trust securities purchased by that Trust and the related Indenture (as defined below) in the aggregate will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the preferred securities issued by that Trust.

Certain Covenants of AES

     In each preferred securities guarantee, we will covenant that, so long as any preferred securities issued by the applicable AES Trust remain outstanding, we will not:

     o declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of our common stock or preferred stock or make any guarantee payment with respect thereto or

     o make any payment of interest, premium (if any) or principal on any debt trust securities issued by us which rank pari passu with or junior to the junior subordinated debt trust securities, if at such time

          o we are in default with respect to our Guarantee Payments or other payment obligations under the preferred securities guarantee,

          o there shall have occurred any Declaration Event of Default under the related Declaration or

          o in the event that junior subordinated debt trust securities are issued to an AES Trust in connection with the issuance of Trust Securities by that AES Trust, we shall have given notice of our election to defer payments of interest on these junior subordinated debt trust securities by extending the interest payment period as provided in the terms of the junior subordinated debt trust securities and such period, or any extension thereof, is continuing: provided that

               - we will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of Preferred Stock as may be outstanding from time to time, in each case in accordance with the terms of such stock and

               -    the foregoing will not apply to stock dividends paid by us.

     In addition, so long as any preferred securities remain outstanding, we have agreed

     o to remain the sole direct or indirect owner of all of the outstanding common securities issued by the applicable AES Trust and shall not cause or permit the common securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of ours under the Indenture may succeed to our ownership of the common securities issued by the applicable AES Trust and

     o to use reasonable efforts to cause that AES Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of junior subordinated debt trust securities.

Amendments and Assignment

     Except with respect to any changes that do not adversely affect the rights of holders of preferred securities (in which case no consent will be required), each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities issued by the applicable AES Trust. The manner of obtaining an approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a preferred securities guarantee shall bind the successors, assignees, receivers, trustees and representatives of AES and shall inure to the benefit of the holders of the preferred securities of the applicable AES Trust then outstanding. Except in connection with a consolidation, merger or sale involving AES that is permitted under the Indenture, we may not assign its obligations under any preferred securities guarantee.

Termination of the Preferred Securities
Guarantees

     Each preferred securities guarantee will terminate and be of no further force and effect as to the preferred securities issued by the applicable AES Trust upon full payment of the redemption price of all preferred securities of that AES Trust, or upon distribution of the junior subordinated debt trust securities to the holders of the preferred securities of that AES Trust in exchange for all of the preferred securities issued by that AES Trust, or upon full payment of the amounts payable upon liquidation of that AES Trust. Notwithstanding the foregoing, each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable AES Trust must restore payment of any sums paid under such preferred securities or such guarantee.

Status of the Preferred Securities Guarantees

     Our obligations under each preferred securities guarantee to make the Guarantee Payments will constitute an unsecured obligation of ours and will rank

     o subordinate and junior in right of payment to all of our other liabilities, including the junior subordinated debt trust securities, except those made pari passu or subordinate by their terms, and

     o senior to all capital stock now or hereafter issued by us and to any guarantee nor or hereafter entered into by us in respect of any of our capital stock. Our obligations under each preferred securities guarantee will rank pari passu with each other preferred securities guarantee. Because we are a holding company, our obligations under each preferred securities guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, except to the extent that we are a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of preferred securities issued by the applicable AES Trust by acceptance thereof agrees to the subordination provisions and other terms of the related preferred securities guarantee.

     Each preferred securities guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each preferred securities guarantee will be deposited with either Bank One, National Association (formerly known as The First National Bank of Chicago) or the Bank of New York, as the case may be, as indenture trustee, to be held for the benefit of the holders of the preferred securities issued by the applicable AES Trust. Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as the case may be, shall enforce the preferred securities guarantee on behalf of the holders of the preferred securities issued by the applicable AES Trust. The holders of not less than a majority in aggregate liquidation amount of the preferred securities issued by the applicable AES Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related preferred securities guarantee, including the giving of directions to Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as the case may be. If Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as the case may be, fails to enforce such preferred securities guarantee as above provided, any holder of preferred securities issued by the applicable AES Trust may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee, without first instituting a legal proceeding against the applicable AES Trust or any other person or entity. Notwithstanding the foregoing, if we have failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for that payment.

Miscellaneous

     We will be required to provide annually to Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as the case may be, a statement as to the performance by us of certain of our obligations under the preferred securities guarantees and as to any default in such performance. We are required to file annually with Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as the case may be, an officer's certificate as to our compliance with all conditions under the preferred securities guarantees.

     Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as the case may be, prior to the occurrence of a default, undertakes to perform only those duties as are specifically set forth in the applicable preferred securities guarantee and, after default with respect to a preferred securities guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as the case may be, is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

     The Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

          DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT TRUST SECURITIES

     Junior subordinated debt trust securities may be issued from time to time in one or more series under an Indenture (the "Indenture") between us and either Bank One, National Association (formerly known as The First National Bank of Chicago) or The Bank of New York, as trustee (the "Indenture Trustee"). The form of junior subordinated debt trust securities indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to in this prospectus, those provisions or defined terms are incorporated by reference in this prospectus. Section and article references are references to provisions of the Indenture.

General

     The junior subordinated debt trust securities will be unsecured, junior subordinated obligation of AES. The Indenture does not limit the amount of additional indebtedness we or any of our subsidiaries may incur. Since we are a holding company, our rights and the rights of our creditors, including the holders of junior subordinated debt trust securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debt trust securities may be issued thereunder from time to time in one or more series. The junior subordinated debt trust securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

     In the event junior subordinated debt trust securities are issued to an AES Trust or a Trustee of such trust in connection with the issuance of Trust Securities by that AES Trust, those junior subordinated debt trust securities subsequently may be distributed pro rata to the holders of these Trust Securities in connection with the dissolution of such AES Trust upon the occurrence of certain events described in the prospectus supplement relating to such Trust Securities. Only one series of junior subordinated debt trust securities will be issued to an AES Trust or a trustee of such trust in connection with the issuance of Trust Securities by such AES Trust.

     Reference is made to the prospectus supplement which will accompany this prospectus for the following terms of the series of junior subordinated debt trust securities being offered thereby (to the extent such terms are applicable to the junior subordinated debt trust securities):

     o the specific designation of the junior subordinated debt trust securities, aggregate principal amount, purchase price and premium, if any;

     o any limit on the aggregate principal amount of the junior subordinated debt trust securities;

     o the date or dates on which the principal of the junior subordinated debt trust securities is payable and the right, to extend or defer such date or dates;

     o the rate or rates at which the junior subordinated debt trust securities will bear interest or the method of calculating such rate or rates, if any;

     o the date or dates from which interest shall accrue, the interest payment dates on which interest will be payable or the manner of determination of the interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

     o the right, if any, to extend the interest payment periods and the duration of the extension;

     o the period or periods within which, the price or prices at which, and the terms and conditions upon which, the junior subordinated debt trust securities may be redeemed, in whole or in part, at the option of AES;

     o our obligation, if any, to redeem or purchase junior subordinated debt trust securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the junior subordinated debt trust securities shall be redeemed or purchased, in whole or part, pursuant to that obligation;

     o any exchangeability, conversion or prepayment provisions of the junior subordinated debt trust securities;

     o any applicable United States federal income tax consequences, including whether and under what circumstances we will pay additional amounts on the junior subordinated debt trust securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those junior subordinated debt trust securities rather than pay these additional amounts;

     o    the form of the junior subordinated debt trust securities;

     o if other than denominations of $25 or any integral multiple thereof, the denominations in which the junior subordinated debt trust securities shall be issuable;

     o any and all other terms with respect to that series, including any modification of or additions to the events of default or covenants provided for with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the junior subordinated debt trust securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and

     o whether the junior subordinated debt trust securities are issuable as a global security, and in such case, the identity of the depositary.

     Unless otherwise indicated in the prospectus supplement relating thereto, the junior subordinated debt trust securities will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior subordinated debt trust securities may be presented for exchange and junior subordinated debt trust securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the junior subordinated debt trust securities and the prospectus supplement. These services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the junior subordinated debt trust securities. Junior subordinated debt trust securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     Junior subordinated debt trust securities may bear interest at a fixed rate or a floating rate. Junior subordinated debt trust securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any discounted junior subordinated debt trust securities or to certain junior subordinated debt trust securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

                     CERTAIN COVENANTS OF AES APPLICABLE TO
                 THE JUNIOR SUBORDINATED DEBT TRUST SECURITIES

     If junior subordinated debt trust securities are issued to an AES Trust in connection with the issuance of Trust Securities by that AES Trust, we will covenant in the Indenture that, so long as the preferred securities issued by the applicable AES Trust remain outstanding, we will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at that time:

     o we are in default with respect to our Guarantee Payments or other payment obligations under the related preferred securities guarantee,

     o there shall have occurred any Indenture Event of Default with respect to the junior subordinated debt trust securities or

     o in the event that junior subordinated debt trust securities are issued to an AES Trust in connection with the issuance of Trust Securities by that AES Trust, we shall have given notice of our election to defer payments of interest on those junior subordinated debt trust securities by extending the interest payment period as provided in the terms of those junior subordinated debt trust securities and that period, or any extension thereof, is continuing; provided that:

          o we will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of our preferred stock as may be outstanding from time to time, in each case in accordance with the terms of such stock and

          o    the foregoing will not apply to any stock dividends paid by us.

     In addition, if junior subordinated debt trust securities are issued to an AES Trust in connection with the issuance of Trust Securities by that AES Trust, for so long as the preferred securities issued by the applicable AES Trust remain outstanding, we have agreed

     o to remain the sole direct or indirect owner of all of the outstanding common securities issued by the applicable AES Trust and not to cause or permit the common securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of AES under the Indenture may succeed to our ownership of the common securities issued by the applicable AES Trust,

     o to comply fully with all of its obligations and agreements contained in the related Declaration and

     o not to take any action which would cause the applicable AES Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debt trust securities.

Subordination

     The payment of principal of, premium, if any, and interest on the junior subordinated debt trust securities will, to the extent and in the manner set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all senior and subordinated debt of AES.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of us, the holders of all senior and subordinated debt will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the junior subordinated debt trust securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the junior subordinated debt trust securities.

     No payments on account of principal, premium, if any, or interest in respect of the junior subordinated debt trust securities may be made by us if there shall have occurred and be continuing a default in any payment with respect to senior and subordinated debt or during certain periods when an event of default under certain senior and subordinated debt permits the lenders thereunder to accelerate the maturity of such senior and subordinated debt. In addition, during the continuance of any other event of default (other than a payment default) with respect to designated senior and subordinated debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Trustee of written notice from holders of such designated senior and subordinated debt or from an agent of such holders, no payments on account of principal, premium, if any, or interest in respect of the junior subordinated debt trust securities may be made by us during a period (the "Payment Blockage Period") commencing on the date of delivery of such notice and ending 179 days thereafter (unless the Payment Blockage Period shall be terminated by written notice to the Trustee from the holders of the designated senior and subordinated debt or from an agent of such holders, or such event of default has been cured or waived or has ceased to exist). Only one payment blockage period may be commenced with respect to the junior subordinated debt trust securities during any period of 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any payment blockage period with respect to the designated senior and subordinated debt initiating such payment blockage period shall be or be made the basis for the commencement of any subsequent payment blockage period by the holders of such designated senior and subordinated debt, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     By reason of this subordination, in the event of insolvency, funds that would otherwise be payable to holders of junior subordinated debt trust securities will be paid to the holders of our senior and subordinated debt to the extent necessary to pay that debt in full, and we may be unable to meet fully our obligations with respect to the junior subordinated debt trust securities.

     "Debt" is defined to mean, with respect to any person at any date of determination (without duplication):

     o    all indebtedness for borrowed money;

     o all obligations evidenced by bonds, debentures, notes or other similar instruments;

     o all obligations in respect of letters of credit or bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto);

     o all obligations to pay the deferred purchase price of property or services, except trade payables;

     o    all obligations as lessee under capitalized leases;

     o all Debt of others secured by a lien on any asset of the person, whether or not the Debt is assumed by that person; provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to that Debt is limited to that asset, the amount of that Debt shall be limited to the lesser of the fair market value of the asset or the amount of the Debt;

     o all Debt of others guaranteed by that person to the extent that Debt is guaranteed by such person;

     o all redeemable stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and,

     o to the extent not otherwise included in this definition, all obligations under currency agreements and interest rate agreements.

     "Designated Senior Debt" is defined to mean:

     o Debt under the Credit Agreement dated as of March 31, 2000 (the "Credit Agreement") among The AES Corporation and certain banks named on the signature pages thereof, as such Credit Agreement has been and may be amended, restated, supplemented or otherwise modified from time to time; and

     o    Debt constituting Senior Debt which, at the time of its determination

          o    has an aggregate principal amount of at least $30 million; and

          o    is specifically designated by us as "Designated Senior Debt."

     "Senior and Subordinated Debt" is defined to mean the principal of (and premium, if any) and interest on all our Debt whether created, incurred or assumed before, on or after the date of the Indenture; provided that such Senior and Subordinated Debt shall not include

     o    Debt to any Affiliate,

     o    Debt that, when incurred and without respect to any election under
          Section 1111(b) of Title 11, U.S. Code, was without recourse,

     o any other Debt which by the terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the junior subordinated debt trust securities, and in particular the junior subordinated debt trust securities shall rank pari passu with all other debt trust securities and guarantees issued to any trust, partnership or other entity affiliated with us which is a financing vehicle of us in connection with an issuance of preferred securities by such financing entity, and

     o    our redeemable stock.

Indenture Events of Default

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of junior subordinated debt trust securities:

     o failure for 30 days to pay interest on the junior subordinated debt trust securities of that series when due; provided that a valid extension of the interest payment period by us shall not constitute a default in the payment of interest for this purpose;

     o failure to pay principal of or premium, if any, on the junior subordinated debt trust securities of such series when due whether at maturity, upon redemption, by declaration or otherwise;

     o failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to us from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding junior subordinated debt trust securities of such series; or

     o    certain events in bankruptcy, insolvency or reorganization of AES.

     In each and every such case, unless the principal of all the junior subordinated debt trust securities of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debt trust securities of that series then outstanding, by notice in writing to us (and to the Indenture Trustee if given by such holders), may declare the principal of all the junior subordinated debt trust securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt trust securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debt trust securities of that series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of junior subordinated debt trust securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt trust securities of that series may, on behalf of the holders of all the junior subordinated debt trust securities of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of junior subordinated debt trust securities. We are required to file annually with the Indenture Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the Indenture.

     If junior subordinated debt trust securities are issued to an AES Trust in connection with the issuance of Trust Securities of such AES Trust, then under the applicable Declaration an Indenture Event of Default with respect to such series of junior subordinated debt trust securities will constitute a Declaration Event of Default.

Modification of the Indenture

     The Indenture contains provisions permitting us and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated debt trust securities of each series affected, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such junior subordinated debt trust securities; provided that no such modification may, without the consent of the holder of each outstanding junior subordinated debt trust security affected thereby,

     o extend the fixed maturity of any junior subordinated debt trust securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon the redemption thereof, without the consent of the holder of each junior subordinated debt trust security so affected or

     o reduce the percentage of junior subordinated debt trust securities, the holders of which are required to consent to any such modification, without the consent of the holders of each junior subordinated debt trust security then outstanding and affected thereby.

Book-Entry and Settlement

     If any junior subordinated debt preferred securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for junior subordinated debt trust securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of junior subordinated debt trust securities to be represented by a Global Security will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale

     The Indenture will provide that we may not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with us unless

     o either AES will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes our obligations under the Indenture and

     o immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

Defeasance and Discharge

     Under the terms of the Indenture, we will be discharged from any and all obligations in respect of the junior subordinated debt trust securities of a series (except in each case for certain obligations to register the transfer or exchange of such junior subordinated debt trust securities, replace stolen, lost or mutilated junior subordinated debt trust securities of that series, maintain paying agencies and hold moneys for payment in trust) if

     o we irrevocably deposit with the Indenture Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding junior subordinated debt trust securities of such series;

     o this deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

     o we deliver to the Indenture Trustee an opinion of counsel to the effect that the holders of the junior subordinated debt trust securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of that defeasance and that defeasance will not otherwise alter holders' United States federal income tax treatment of principal, premium and interest payments on those junior subordinated debt trust securities of that series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of that junior subordinated debt trust securities indenture, since such a result would not occur under current tax law);

     o we have delivered to the Indenture Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and

     o no event or condition shall exist that, pursuant to the subordination provisions applicable to such series, would prevent us from making payments of principal of, premium, if any, and interest on the junior subordinated debt trust securities of such series at the date of the irrevocable deposit referred to above.

Governing Law

     The Indenture and the junior subordinated debt trust securities will be governed by the laws of the State of New York.

Information Concerning the Indenture Trustee

     The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated debt trust securities indenture at the request of any holder of junior subordinated debt trust securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     AES and our subsidiaries maintain ordinary banking and trust relationships with Bank One, National Association (formerly known as The First National Bank of Chicago) and The Bank of New York and their respective affiliates.

Miscellaneous

     We will have the right at all times to assign any of our rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of ours; provided that, in the event of any such assignment, we will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by us to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture.

                              PLAN OF DISTRIBUTION

     We may sell any series of junior subordinated debt trust securities and the AES Trusts may sell the preferred securities being offered hereby in any of three ways (or in any combination thereof):

     o    through underwriters or dealers;

     o    directly to a limited number of purchasers or to a single purchaser;
          or

     o    through agents.

     The prospectus supplement with respect to any offered securities will set forth the terms of the offering of such offered securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such offered securities underwritten or purchased by each of them, the initial public offering price of such offered securities and the proceeds to us from such sale, any discounts, commissions or other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which these offered securities may be listed. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These offered securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these offered securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such offered securities if any are purchased.

     Offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware. The legality of the junior subordinated debt trust securities and the preferred securities offered hereby will be passed upon for us by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The financial statements of AES and our consolidated subsidiaries, except C.A. La Electricidad de Caracas and Corporation EDC, C.A. and their subsidiaries, or EDC, as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated in this registration statement by reference from our Current Report on Form 8-K filed June 5, 2001, have been audited by Deloitte & Touche LLP. The financial statements of EDC have been audited by Piernavieja, Porta, Cachefeiro y Asociados, a member firm of Arthur Andersen, for the year ended December 31, 2000, as stated in their report incorporated by reference. The financial statements of AES and our consolidated subsidiaries are incorporated herein by reference in reliance upon the respective reports of these firms based upon their authority as experts in accounting and auditing. All of the foregoing firms are independent auditors.

===============================================================================


                                 $5,000,000,000

                              THE AES CORPORATION


                      Junior Subordinated Debt Securities
                                  AES Trust IV
                                  AES Trust V
                                  AES Trust VI
                                 AES Trust VIII
                                  AES Trust IX



                                     [LOGO]

                            -----------------------

                                   PROSPECTUS

                            -----------------------




                                                                        o, 2001

===============================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.


Securities and Exchange Commission Registration filing fee...........$ 1,250,000
Printing and engraving expenses......................................$    25,000
Blue sky fees and expenses (including counsel).......................$    10,000
Legal fees and expenses..............................................$   100,000
Fees of accountants..................................................$    25,000
Fees of trustee......................................................$    15,000
Miscellaneous........................................................$     4,000
                                                                     -----------
   Total.............................................................$ 1,429,000
                                                                     ===========


Item 15.  Indemnification of Directors and Officers

     Under the By-Laws of The AES Corporation (the "Company"), and in accordance with Section 145 of the Delaware General Corporation Law ("GCL"), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Company to procure a judgment in its favor, which is hereinafter referred to as a "derivative action") by reason of the fact that such person is or was a director, officer or employee of the Company, or is or was serving in such capacity or as an agent at the request of the Company for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of the Company may be similarly indemnified, at the discretion of the Board of Directors.

     Under Section 145 of the GCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

     Pursuant to Company's By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by the Company. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

     In addition, under the Company's By-Laws, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the Company's By-Laws.

Item 16.  Exhibits.

                                 EXHIBIT INDEX

Exhibits     Description of Exhibit
--------     ----------------------
1.1          Form of Underwriting Agreement (Debt Securities) (incorporated by reference to Exhibit 1.1 of Amendment No. 1 to Registration
             Statement No. 333-15487 on Form S-3 filed on November 18, 1996)
1.2          Form of Underwriting Agreement (Common Stock and Preferred Stock)
             (incorporated by reference to Exhibit 1.2 of Amendment No. 1 to
             Registration Statement No. 333-15487 on Form S-3 filed on November
             18, 1996)
1.3          Form of Underwriting Agreement (Stock Purchase Contracts and Stock
             Purchase Units) (incorporated by reference to Exhibit 1.3 of
             Amendment No. 1 to Registration Statement No. 333-15487 on Form S-
             3 filed on November 18, 1996)
1.4          Form of Underwriting Agreement (Preferred Securities)
             (incorporated by reference to Exhibit 1.4 of Registration
             Statement No. 333-39857 on Form S-3 filed on November 10, 1997)
4.1          Form of Senior Debt Securities Indenture between the Company and the Trustee (incorporated by reference to Exhibit 4.1 of Amendment
             No. 1 to Registration Statement No. 333-81953 on Form S-3 filed on
             July 13, 1999)
4.2          Form of Senior Subordinated Debt Securities Indenture between the
             Company and the Trustee (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to Registration Statement No. 333-81953 on
             Form S-3 filed on July 13, 1999)
4.3          Form of Junior Subordinated Debt Securities Indenture between the
             Company and the Trustee (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to Registration Statement No. 333-81953 on
             Form S-3 filed on July 13, 1999)
4.4          Form of Junior Subordinated Debt Trust Securities Indenture
             between the Company and the Trustee (incorporated by reference to Exhibit 4.4 of Amendment No. 1 to Registration Statement No. 333-
             81953 on Form S-3 filed on July 13, 1999)
4.5          Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Trust Securities and
             Preferred Securities (incorporated by reference to Exhibit 4.11 of
             Registration Statement No. 333-15487 on Form S-3 filed on November
             4, 1996)
4.6(a)       Declaration of Trust of AES Trust IV (incorporated by reference to
             Exhibit 4.12 of Registration Statement No. 333-39857 on Form S-3
             filed on November 10, 1997)
4.6(b)       Declaration of Trust of AES Trust V (incorporated by reference to
             Exhibit 4.14 of Registration Statement No. 333-39857 on Form S-3
             filed on November 10, 1997)
4.6(c)       Declaration of Trust of AES Trust VI (incorporated by reference to
             Exhibit 4.5(a) of Registration Statement No. 333-37924 on Form S-3
             filed on May 26, 2000)
4.6(d)       Declaration of Trust of AES Trust VIII (incorporated by reference to Exhibit 4.5(b) of Registration Statement No. 333-37924 on Form
             S-3 filed on May 26, 2000)
4.6(e)       Declaration of Trust of AES Trust IX (incorporated by reference to
             Exhibit 4.5(c) of Registration Statement No. 333-37924 on Form S-3
             filed on May 26, 2000)
4.7(a)       Certificate of Trust of AES Trust IV (incorporated by reference to
             Exhibit 4.13 of Registration Statement No. 333-39857 on Form S-3
             filed on November 10, 1997)
4.7(b)       Certificate of Trust of AES Trust V (incorporated by reference to
             Exhibit 4.15 of Registration Statement No. 333-39857 on Form S-3
             filed on November 10, 1997)
4.7(c)       Certificate of Trust of AES Trust VI (incorporated by reference to
             Exhibit 4.6(a) of Registration Statement No. 333-37924 on Form S-3
             filed on May 26, 2000)
4.7(d)       Certificate of Trust of AES Trust VIII (incorporated by reference to Exhibit 4.6(b) of Registration Statement No. 333-37924 on Form
             S-3 filed on May 26, 2000)

Exhibits     Description of Exhibit
--------     ----------------------
4.7(e)       Certificate of Trust of AES Trust IX (incorporated by reference to
             Exhibit 4.6(c) of Registration Statement No. 333-37924 on Form S-3
             filed on May 26, 2000)
4.8          Form of Amended and Restated Declaration of Trust for AES Trust
             IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX
             (incorporated by reference to Exhibit 4.9 of Amendment No. 2 to
             Registration Statement No. 333-15487 on Form S-3 filed on November
             27, 1996)
4.9          Form of Preferred Security (included in Exhibit 4.8)
4.10         Form of Junior Subordinated Debt Trust Security (included in
             Exhibit 4.5)
4.11         Form of Preferred Securities Guarantee with respect to Preferred
             Securities (incorporated by reference to Exhibit 4.13 of Amendment
             No. 2 to Registration Statement No. 333-15487 on Form S-3 filed on
             November 27, 1996)
4.12         Form of Purchase Contract Agreement (incorporated by reference to
             Exhibit 4.16 of Amendment No. 1 to Registration Statement No.
             333-15487 on Form S-3 filed on November 18, 1996)
4.13         Form of Pledge Agreement (incorporated by reference to Exhibit
             4.17 of Amendment No. 1 to Registration Statement No. 333-15487 on
             Form S-3 filed on November 18, 1996)
5.1          Opinion of Davis Polk & Wardwell
5.2          Opinion of Delaware counsel
12.1         Computation of ratio of earnings to fixed charges
23.1         Consent of Deloitte & Touche LLP
23.2         Consent of Piernavieja, Porta, Cachafeiro y Asociados
23.3         Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.4         Consent of Delaware counsel (included in Exhibit 5.2)
24.1         Powers of Attorney for the Company (included on signature page)
24.2         Powers of Attorney for the Company as sponsor, to sign the
             Registration Statement on behalf of AES Trust IV, AES Trust V, AES
             Trust VI, AES Trust VIII and AES Trust IX (included in Exhibits
             4.6(a), 4.6(b), 4.6(c), 4.6(d) and 4.6(e))
25.1         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, under the Senior Debt
             Securities Indenture
25.2         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, under the Senior
             Subordinated Debt Securities Indenture
25.3         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, under the Junior
             Subordinated Debt Securities Indenture
25.4(a)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             IV
25.4(b)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust V
25.4(c)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             VI
25.4(d)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             VIII
25.4(e)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             IX
25.5(a)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust IV

Exhibits     Description of Exhibit
--------     ----------------------
25.5(b)      Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust V
25.5(c)      Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust VI
25.5(d)      Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust VIII
25.5(e)      Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust IX
25.6(a)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IV
25.6(b)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust V
25.6(c)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust VI
25.6(d)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust VIII
25.6(e)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IX
25.7         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Senior
             Debt Securities Indenture
25.8         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Senior
             Subordinated Debt Securities Indenture (included in Exhibit 25.7)
25.9         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Junior
             Subordinated Debt Securities Indenture (included in Exhibit 25.7)
25.10(a)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             IV
25.10(b)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust V
25.10(c)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             VI

Exhibits     Description of Exhibit
--------     ----------------------
25.10(d)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             VIII
25.10(e)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             IX
25.11(a)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust IV
25.11(b)     Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust V
25.11(c)     Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust VI
25.11(d)     Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust VIII
25.11(e)     Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust IX
25.12(a)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IV
25.12(b)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust V
25.12(c)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust VI
25.12(d)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust VIII
25.12(e)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IX


Item 17.  Undertakings.

     The undersigned registrants (the "Registrants") hereby undertake:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrar of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Arlington, State of Virginia on July 3, 2001.

                                        THE AES CORPORATION

                                        By: /S/ Dennis W. Bakke
                                           ------------------------------
                                           Dennis W. Bakke
                                           President and Chief Executive Officer

     The Company and each person whose signature appears below constitutes and appoints Dennis W. Bakke and William R. Luraschi and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, to sign any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

          Signature                            Title                                Date
          ---------                            -----                                ----


   /s/ Roger W. Sant            Chairman of the Board                           July 3, 2001
-----------------------------
       Roger W. Sant


  /s/ Dennis W. Bakke           President, Chief Executive Officer and          July 3, 2001
-----------------------------   Director (Principal Executive Officer)
      Dennis W. Bakke

 /s/ Alice F. Emerson
-----------------------------   Director                                        July 3, 2001
     Alice F. Emerson


/s/ Robert F. Hemphill, Jr.     Director                                        July 3, 2001
-----------------------------
    Robert F. Hemphill, Jr.


          Signature                            Title                                  Date
          ---------                            -----                                  ----


  /s/ Frank Jungers             Director                                        July 3, 2001
-----------------------------
      Frank Jungers


  /s/ Philip Lader              Director                                        July 3, 2001
-----------------------------
      Philip Lader


                                Director
-----------------------------
    John H. McArthur


                                Director
-----------------------------
      Hazel O'Leary


/s/ Thomas I. Unterberg         Director                                        July 3, 2001
-----------------------------
    Thomas I. Unterberg


/s/ Robert H. Waterman, Jr.     Director                                        July 3, 2001
-----------------------------
    Robert H. Waterman, Jr.


  /s/ Barry J. Sharp            Executive Vice President and Chief              July 3, 2001
-----------------------------   Financial Officer (Principal Financial
      Barry J. Sharp            and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AES Trust IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Arlington, State of Virginia on July 3, 2001.

                                        AES TRUST IV

                                        By: The AES Corporation, as Sponsor


                                        By: /s/ William R. Luraschi
                                           -------------------------------------
                                           Name:  William R. Luraschi
                                           Title: Vice President and Secretary

                                        AES TRUST V

                                        By: The AES Corporation, as Sponsor


                                        By: /s/ William R. Luraschi
                                           -------------------------------------
                                           Name:  William R. Luraschi
                                           Title: Vice President and Secretary

                                        AES TRUST VI

                                        By: The AES Corporation, as Sponsor


                                        By: /s/ William R. Luraschi
                                           -------------------------------------
                                           Name:  William R. Luraschi
                                           Title: Vice President and Secretary

                                        AES TRUST VIII

                                        By: The AES Corporation, as Sponsor


                                        By: /s/ William R. Luraschi
                                           -------------------------------------
                                           Name:  William R. Luraschi
                                           Title: Vice President and Secretary

                                        AES TRUST IX

                                        By: The AES Corporation, as Sponsor


                                        By: /s/ William R. Luraschi
                                           -------------------------------------
                                           Name:  William R. Luraschi
                                           Title: Vice President and Secretary

                                 EXHIBIT INDEX

Exhibits     Description of Exhibit
--------     ----------------------
1.1          Form of Underwriting Agreement (Debt Securities) (incorporated by reference to Exhibit 1.1 of Amendment No. 1 to Registration
             Statement No. 333-15487 on Form S-3 filed on November 18, 1996)
1.2          Form of Underwriting Agreement (Common Stock and Preferred Stock)
             (incorporated by reference to Exhibit 1.2 of Amendment No. 1 to
             Registration Statement No. 333-15487 on Form S-3 filed on November
             18, 1996)
1.3          Form of Underwriting Agreement (Stock Purchase Contracts and Stock
             Purchase Units) (incorporated by reference to Exhibit 1.3 of
             Amendment No. 1 to Registration Statement No. 333-15487 on Form S-
             3 filed on November 18, 1996)
1.4          Form of Underwriting Agreement (Preferred Securities)
             (incorporated by reference to Exhibit 1.4 of Registration
             Statement No. 333-39857 on Form S-3 filed on November 10, 1997)
4.1          Form of Senior Debt Securities Indenture between the Company and the Trustee (incorporated by reference to Exhibit 4.1 of Amendment
             No. 1 to Registration Statement No. 333-81953 on Form S-3 filed on
             July 13, 1999)
4.2          Form of Senior Subordinated Debt Securities Indenture between the
             Company and the Trustee (incorporated by reference to Exhibit 4.2 of Amendment No. 1 to Registration Statement No. 333-81953 on
             Form S-3 filed on July 13, 1999)
4.3          Form of Junior Subordinated Debt Securities Indenture between the
             Company and the Trustee (incorporated by reference to Exhibit 4.3 of Amendment No. 1 to Registration Statement No. 333-81953 on
             Form S-3 filed on July 13, 1999)
4.4          Form of Junior Subordinated Debt Trust Securities Indenture
             between the Company and the Trustee (incorporated by reference to Exhibit 4.4 of Amendment No. 1 to Registration Statement No. 333-
             81953 on Form S-3 filed on July 13, 1999)
4.5          Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Trust Securities and
             Preferred Securities (incorporated by reference to Exhibit 4.11 of
             Registration Statement No. 333-15487 on Form S-3 filed on November
             4, 1996)
4.6(a)       Declaration of Trust of AES Trust IV (incorporated by reference to
             Exhibit 4.12 of Registration Statement No. 333-39857 on Form S-3
             filed on November 10, 1997)
4.6(b)       Declaration of Trust of AES Trust V (incorporated by reference to
             Exhibit 4.14 of Registration Statement No. 333-39857 on Form S-3
             filed on November 10, 1997)
4.6(c)       Declaration of Trust of AES Trust VI (incorporated by reference to
             Exhibit 4.5(a) of Registration Statement No. 333-37924 on Form S-3
             filed on May 26, 2000)
4.6(d)       Declaration of Trust of AES Trust VIII (incorporated by reference to Exhibit 4.5(b) of Registration Statement No. 333-37924 on Form
             S-3 filed on May 26, 2000)
4.6(e)       Declaration of Trust of AES Trust IX (incorporated by reference to
             Exhibit 4.5(c) of Registration Statement No. 333-37924 on Form S-3
             filed on May 26, 2000)
4.7(a)       Certificate of Trust of AES Trust IV (incorporated by reference to
             Exhibit 4.13 of Registration Statement No. 333-39857 on Form S-3
             filed on November 10, 1997)
4.7(b)       Certificate of Trust of AES Trust V (incorporated by reference to
             Exhibit 4.15 of Registration Statement No. 333-39857 on Form S-3
             filed on November 10, 1997)
4.7(c)       Certificate of Trust of AES Trust VI (incorporated by reference to
             Exhibit 4.6(a) of Registration Statement No. 333-37924 on Form S-3
             filed on May 26, 2000)
4.7(d)       Certificate of Trust of AES Trust VIII (incorporated by reference to Exhibit 4.6(b) of Registration Statement No. 333-37924 on Form
             S-3 filed on May 26, 2000)
4.7(e)       Certificate of Trust of AES Trust IX (incorporated by reference to
             Exhibit 4.6(c) of Registration Statement No. 333-37924 on Form S-3
             filed on May 26, 2000)
4.8          Form of Amended and Restated Declaration of Trust for AES Trust
             IV, AES Trust V, AES Trust VI, AES Trust VIII and AES Trust IX
             (incorporated by reference to Exhibit 4.9 of Amendment No. 2 to
             Registration Statement No. 333-15487 on Form S-3 filed on November
             27, 1996)
4.9          Form of Preferred Security (included in Exhibit 4.8)
4.10         Form of Junior Subordinated Debt Trust Security (included in
             Exhibit 4.5)

Exhibits     Description of Exhibit
--------     ----------------------
4.11         Form of Preferred Securities Guarantee with respect to Preferred
             Securities (incorporated by reference to Exhibit 4.13 of Amendment
             No. 2 to Registration Statement No. 333-15487 on Form S-3 filed on
             November 27, 1996)
4.12         Form of Purchase Contract Agreement (incorporated by reference to
             Exhibit 4.16 of Amendment No. 1 to Registration Statement No.
             333-15487 on Form S-3 filed on November 18, 1996)
4.13         Form of Pledge Agreement (incorporated by reference to Exhibit
             4.17 of Amendment No. 1 to Registration Statement No. 333-15487 on
             Form S-3 filed on November 18, 1996)
5.1          Opinion of Davis Polk & Wardwell
5.2          Opinion of Delaware counsel
12.1         Computation of ratio of earnings to fixed charges
23.1         Consent of Deloitte & Touche LLP
23.2         Consent of Piernavieja, Porta, Cachafeiro y Asociados
23.3         Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.4         Consent of Delaware counsel (included in Exhibit 5.2)
24.1         Powers of Attorney for the Company (included on signature page)
24.2         Powers of Attorney for the Company as sponsor, to sign the
             Registration Statement on behalf of AES Trust IV, AES Trust V, AES
             Trust VI, AES Trust VIII and AES Trust IX (included in Exhibits
             4.6(a), 4.6(b), 4.6(c), 4.6(d) and 4.6(e))
25.1         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, under the Senior Debt
             Securities Indenture
25.2         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, under the Senior
             Subordinated Debt Securities Indenture
25.3         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, under the Junior
             Subordinated Debt Securities Indenture
25.4(a)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             IV
25.4(b)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust V
25.4(c)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             VI
25.4(d)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             VIII
25.4(e)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             IX
25.5(a)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust IV
25.5(b)      Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust V
25.5(c)      Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust VI

Exhibits     Description of Exhibit
--------     ----------------------
25.5(d)      Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust VIII
25.5(e)      Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities of AES Trust IX
25.6(a)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IV
25.6(b)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust V
25.6(c)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust VI
25.6(d)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust VIII
25.6(e)      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank One, National Association (formerly known as The
             First National Bank of Chicago), as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IX
25.7         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Senior
             Debt Securities Indenture
25.8         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Senior
             Subordinated Debt Securities Indenture (included in Exhibit 25.7)
25.9         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Junior
             Subordinated Debt Securities Indenture (included in Exhibit 25.7)
25.10(a)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             IV
25.10(b)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust V
25.10(c)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             VI
25.10(d)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             VIII
25.10(e)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Junior Subordinated Debt Trust Securities Indenture of AES Trust
             IX

Exhibits     Description of Exhibit
--------     ----------------------
25.11(a)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust IV
25.11(b)     Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust V
25.11(c)     Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust VI
25.11(d)     Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust VIII
25.11(e)     Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities of AES Trust IX
25.12(a)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IV
25.12(b)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust V
25.12(c)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust VI
25.12(d)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust VIII
25.12(e)     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of AES Trust IX